UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Deltek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2012 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2012

To Deltek Stockholders:

This is to notify you that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Deltek, Inc., a Delaware corporation (“Deltek” or the “Company”), will be held on Thursday, May 24, 2012, at 8:30 a.m., Eastern Time, at Deltek’s principal executive offices located at 2291 Wood Oak Drive, Herndon, Virginia 20171, for the following purposes:

1.	To elect nine directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as Deltek’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

We are furnishing proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice of Availability of Proxy Materials (“Notice of Materials”). The Notice of Materials contains instructions on how to access proxy materials and vote your shares via the Internet or telephone or, if you prefer, to request a printed set of proxy materials, including the proxy statement for the Annual Meeting, our 2011 Annual Report on Form 10-K and a form of proxy card, at no additional cost to you.

The preceding items of business are more fully described in our proxy statement relating to the Annual Meeting. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Only stockholders of record at the close of business on April 2, 2012 are entitled to notice of, and to vote at, the Annual Meeting. The Notice of Materials, our proxy materials and our 2011 Annual Report on Form 10-K are being made available to stockholders via the Internet on or about April 12, 2012.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read our proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2012 Annual Meeting and Procedural Matters.”

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

Thank you for your ongoing support of Deltek.

Sincerely,

Kevin T. Parker
Chairman, President and Chief Executive Officer

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND PROCEDURAL MATTERS	1
Why am I receiving a Notice of Availability of Proxy Materials?	1
May I attend the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	1
How can I vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	2
How many shares must be present or represented to conduct business at the Annual Meeting?	2
What proposals will be voted on at the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
How are votes counted?	3
How does the Board of Directors recommend that I vote?	4
Do any stockholders have the ability to significantly impact the results of the matters to be voted on?	4
What happens if additional matters are presented at the Annual Meeting and I have given my proxy?	4
May I change my vote?	4
What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?	4
What should I do if I receive more than one set of proxy materials?	5
Is my vote confidential?	5
Who will serve as the inspector of election?	5
Where can I find the voting results of the Annual Meeting?	5
Who will bear the cost of soliciting votes for the Annual Meeting?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5
How may I obtain a separate set of proxy materials or the 2011 Annual Report on Form 10-K?	6
EXECUTIVE OFFICERS OF THE COMPANY	7
PROPOSAL ONE—ELECTION OF DIRECTORS	10
General	10
Information Regarding the Nominees for Director	11
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
General	15
Principal Accounting Fees and Services	15
Pre-Approval of Audit and Non-Audit Services	16
CORPORATE GOVERNANCE	17
Leadership Structure and Composition of the Board of Directors	17
The Role of the Board of Directors in Risk Oversight	18
Board Meetings and Committees	18
Audit Committee	19
Compensation Committee	19
Compensation Committee Interlocks and Insider Participation	20
Attendance at Annual Meetings of Stockholders by the Board of Directors	20
Contacting the Board of Directors	20

DELTEK, INC.

2291 Wood Oak Drive

Herndon, Virginia 20171

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

ABOUT THE 2012 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving a Notice of Availability of Proxy Materials?

A:	The Board of Directors of Deltek, Inc. is making available to you the Notice of Availability of Proxy Materials (the “Notice of Materials”), the proxy statement relating to our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and our 2011 Annual Report on Form 10-K (the “2011 Annual Report”) in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, May 24, 2012, at 8:30 a.m., Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. The Notice of Materials, our proxy statement and proxy card (collectively, the “proxy materials”) and our 2011 Annual Report are being made available to you via the Internet on or about April 12, 2012.

The Annual Meeting will be held at Deltek’s principal executive offices, located at 2291 Wood Oak Drive, Herndon, Virginia, 20171. The telephone number at that location is (703) 734-8606 or 800-456-2009.

All holders of record at the close of business on the Record Date (as described below) are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	May I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 2, 2012 (the “Record Date”). You must bring photo identification for entrance to the Annual Meeting. You also must bring proof that you were a stockholder of record or a beneficial owner as of April 2, 2012. The meeting will begin promptly at 8:30 a.m., Eastern Time, and you should leave ample time for the check-in procedures.

Q:	Who is entitled to vote at the Annual Meeting?

A:	You may vote your shares of Deltek common stock if you owned your shares at the close of business on the Record Date. As of April 2, 2012, there were 68,962,905 shares of Deltek common stock outstanding and entitled to vote at the Annual Meeting. You may cast one vote for each share of common stock you hold as of the Record Date on all matters presented.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	If your shares are registered directly in your name with Deltek’s transfer agent, Computershare Trust Company, N.A., you are considered to be the “stockholder of record” with respect to those shares, and these proxy materials are being made available directly to you by Deltek. As the stockholder of record, you have the right to grant your voting proxy directly to Deltek or to a third party, or to vote by Internet, phone or mail as described below or you may vote in person at the Annual Meeting. Deltek has made available a proxy card for you to use.

If your shares are held by a brokerage account or by another nominee, you are considered to be the “beneficial owner” of shares held in “street name,” and the proxy materials are being made available to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has made available or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are a beneficial owner of shares, your broker may have authority to vote shares for routine matters (including the ratification of the appointment of the independent registered public accounting firm) in the absence of voting instructions from the beneficial owner. You should be aware that in the absence of instructions from the beneficial owner, your broker will not have the authority to vote for the election of directors (which is considered a non-routine matter).

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your voting instructions or, if applicable, your proxy card, as described below, so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy by mail, on the Internet or by telephone. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By Internet—Stockholders of record of Deltek common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Materials until 12:00 a.m., Eastern Time, on May 24, 2012. Most Deltek stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of Deltek common stock who live in the United States or Canada and who have requested a printed copy of the proxy materials may submit proxies by following the “Vote by Telephone” instructions on the proxy card until 12:00 a.m., Eastern Time, on May 24, 2012. Most Deltek stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

By mail—Stockholders of record of Deltek common stock who received their proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (i) are present in person at the Annual Meeting or (ii) have properly submitted a proxy.

Under the Delaware General Corporation Law, which is the state in which Deltek is incorporated, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of instructions from the beneficial owner, a broker will not have discretionary voting power to vote for the election of directors (which is considered a non-routine matter).

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals scheduled to be voted on at the Annual Meeting are:

•	The election of the nine directors named in the proxy statement to serve for the ensuing year and until their successors are duly elected and qualified (Proposal No. 1);

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2); and

•	To transact such other business as may properly come before the meeting or any adjournment.

Q:	What is the voting requirement to approve each of the proposals?

A:	Election of Directors (Proposal No. 1)—Because this is an uncontested election, a nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

Ratification of Independent Registered Public Accounting Firm (Proposal No. 2)—The affirmative vote of a majority of the voting power of our issued and outstanding stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Other Business to be Transacted—The affirmative vote of a majority of the voting power of our issued and outstanding stock present and entitled to vote at the Annual Meeting is required to approve any other business transacted at the meeting or any adjournment.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director (Proposal No. 1). A nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Therefore, abstentions or broker non-votes will not affect the outcome of the election. The Board of Directors expects a director to tender his or her resignation if the director fails to receive the required number of votes for re-election. The Board of Directors will then act on an expedited basis to determine whether or not to accept the director’s resignation in accordance with our majority voting policy. See “Proposal One—Election of Directors—General.”

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2). Abstentions have the same effect as a vote against this proposal. However, broker non-votes have no effect and, therefore, are not included in the tabulation of the voting results on this proposal.

All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated on the completed proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the nine nominees for election as directors (Proposal No. 1); and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2).

Q:	Do any stockholders have the ability to significantly impact the results of the matters to be voted on?

A:	As of March 15, 2012, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (the “New Mountain Funds”) collectively owned approximately 60% of our common stock and are able to control all matters requiring stockholder approval, including the election of directors, as long as they continue to collectively own a majority of the outstanding shares of our common stock on the date of the respective annual meeting. New Mountain Capital Partners II, L.P. and certain stockholders referred to as the “deLaski stockholders” also have the right, pursuant to an investor rights agreement, to designate a certain number of directors. The New Mountain Funds and the deLaski stockholders are required to take action to effect the terms of the investor rights agreement, including voting for the election of the directors nominated by the other party. We are also required to take all necessary or desirable action within our control to cause the individuals designated by New Mountain Partners II, L.P. and the deLaski stockholders to be elected as directors.

Q:	What happens if additional matters are presented at the Annual Meeting and I have given my proxy?

A:	If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxy holders, David Schwiesow and Salman Ahmad, or either of them, will have discretion to vote on those matters in accordance with their best judgment. As described below, Deltek’s bylaws specify the only business that may be conducted at an annual meeting. As a result, Deltek does not anticipate that any other matters will be properly raised at the Annual Meeting.

Q:	May I change my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Deltek’s Corporate Secretary at Deltek, Inc., 2291 Wood Oak Drive, Herndon, VA 20171 that is received prior to your shares being voted or (3) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:

Subject to any rules your broker, trustee or nominee may have, you may attend the Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the Annual Meeting. Please be aware that attendance at the

Annual Meeting will not, by itself, revoke a proxy unless you specifically so request. If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one Notice of Materials. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Materials. Please follow the voting instructions in each Notice of Materials that you receive to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Deltek or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation.

Q:	Who will serve as the inspector of election?

A:	The inspector of election will be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting, and we will publish final results on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the date of completion of the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Deltek is making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not receive additional compensation but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

You are responsible for Internet access charges you may incur for accessing the proxy materials. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Deltek’s proxy materials—Stockholders of record may present proper proposals for inclusion in Deltek’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Deltek’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2013 annual meeting of stockholders, stockholder proposals must be received by Deltek’s Corporate Secretary no later than December 13, 2012, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC.

To be brought before the annual meeting—Deltek’s bylaws also establish an advance notice procedure for stockholders of record who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by the Board of Directors or any stockholder entitled to vote who has delivered written notice to Deltek’s Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. Deltek’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to Deltek’s Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is generally defined as the date that is 90 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2013 annual meeting of stockholders is February 23, 2013.

If a stockholder who has notified Deltek of his or her intention to present a proposal at an annual meeting does not appear, in person or by proxy, to present his or her proposal at such meeting or is no longer a stockholder of record on the record date applicable to such meeting, Deltek will not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Deltek’s Corporate Secretary at our principal executive offices. All notices of proposals by stockholders, whether or not included in Deltek’s proxy materials, must be sent to Deltek’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2011 Annual Report on Form 10-K?

A:	If you share an address with another stockholder, each stockholder may not receive a separate Notice of Materials. Stockholders who do not receive a separate Notice of Materials and want to receive a separate copy may request a separate copy of, or stockholders may request additional copies of, our Notice of Materials, proxy materials and 2011 Annual Report on Form 10-K by following the “Obtaining a Copy of the Proxy Materials” instructions on the Notice of Materials, by calling (703) 885-9768 or by writing to Deltek, Inc., Attention: Office of the General Counsel, 2291 Wood Oak Drive, Herndon, VA 20171. Stockholders who share an address and receive multiple copies of our Notice of Materials may also request that they only be sent a single copy by following the instructions above.

Stockholders may obtain additional printed copies of our Annual Report on Form 10-K, as filed with the SEC, without charge by mailing a request to Deltek, Inc., Attention: Office of the General Counsel, 2291 Wood Oak Drive, Herndon, VA 20171.

We are able to distribute our proxy materials to stockholders in a fast and efficient manner via the Internet. You may elect to view all proxy materials on the Internet or to receive all proxy materials by mail. To make an election regarding how to receive these materials going forward, please log on to www.envisionreports.com/PROJ and follow the instructions on the screen to select your delivery preferences.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information concerning our executive officers as of April 5, 2012.

Name	Age	Position(s)
Kevin T. Parker	52	Chairman of the Board, President and Chief Executive Officer

Michael P. Corkery	49	Executive Vice President, Chief Financial Officer and Treasurer

Namita S. Dhallan	45	Executive Vice President, Product Strategy and Engineering

Deborah K. Fitzgerald	40	Senior Vice President and Chief Information Officer

Garland T. Hall	51	Executive Vice President, Customer Care

Kevin F. Iaquinto	43	Senior Vice President and Chief Marketing Officer

Holly C. Kortright	45	Senior Vice President, Human Resources

Michael L. Krone	43	Senior Vice President, Corporate Controller and Assistant Treasurer

Thomas Mazich	55	Executive Vice President and General Manager, GovCon

Catherine P. Morales	62	Executive Vice President and General Manager, Information Solutions

David R. Schwiesow	61	Senior Vice President, General Counsel and Secretary

Claus Thorsgaard	42	Executive Vice President and General Manager, Professional Services

Kevin T. Parker has served as our President and Chief Executive Officer since June 2005 and as Chairman of the Board since April 2006. Prior to joining Deltek, Mr. Parker served as Co-President and Chief Financial Officer of PeopleSoft, Inc., an enterprise applications software company, from October 2004 to December 2004, and as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004. Prior to January 2002, Mr. Parker held various positions, including Senior Vice President and Chief Financial Officer of PeopleSoft, Senior Vice President and Chief Financial Officer of Aspect Communications Corporation, a customer relationship management software company, and Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. He currently serves on the boards of directors of Polycom, Inc. and Camber Corporation. Mr. Parker received his B.S. in Accounting from Clarkson University, where he serves on the board of trustees.

Michael P. Corkery has served as our Executive Vice President, Chief Financial Officer and Treasurer since January 2010. From November 2007 to December 2009, Mr. Corkery served as Executive Vice President and Chief Financial Officer of ICO Global Communications, a global satellite communications company, and from February 2009 to December 2009, also served as acting Chief Executive Officer. From January 2006 to November 2007, Mr. Corkery was the Chief Financial Officer of Current Group, LLC, a company providing smart grid solutions to utility companies worldwide. From August 2002 to August 2005, Mr. Corkery served as Vice President, Operations Finance at Nextel Communications. Mr. Corkery received his B.S. in Accounting from St. Bonaventure University.

Namita S. Dhallan has served as our Executive Vice President, Product Strategy and Engineering since May 2010. From July 2006 to May 2010, Ms. Dhallan served as the Chief Product Officer and Group Vice President of Product Management of JDA Software Group, a leading supply chain solutions provider. From August 1995 to July 2006, Ms. Dhallan held several positions at Manugistics, Inc., a provider of demand and supply chain solutions, including serving as its Vice President of Product Management from 2005 to 2006 and its

Vice President of Product Development from 2004 to 2005. Ms. Dhallan received her B.S. in Computer Science from the University of Maryland.

Deborah K. Fitzgerald has served as our Senior Vice President and Chief Information Officer since November 2009. Previously, Ms. Fitzgerald served in several capacities at VeriSign, a provider of Internet infrastructure services, including from November 2008 to October 2009, as Vice President of Information Technologies, from September 2007 to November 2008, as Vice President of Product Development and Shared Services, and from November 2005 to September 2007, as Director of Product Development. Ms. Fitzgerald was Director, Professional Services at Open Text, a provider of Enterprise Content Management software, from 2003 to November 2005. Ms. Fitzgerald received her B.S. in Computer Science and Business from Alma College.

Garland T. Hall has served as our Executive Vice President, Customer Care since June 2011. He was Senior Vice President, Customer Care (previously Global Support) from October 2008 to June 2011. Prior to joining Deltek, Mr. Hall served as Chief Customer Officer of Enterprise DB, a provider of enterprise-class database products and services, from 2006 to September 2008. From 2005 to 2006, Mr. Hall served as Vice President of Strategic Alliances for Composite Software, a data services company. From 2001 to 2004, Mr. Hall was Chief Customer Officer at webMethods, Inc., a provider of business integration and optimization software. Mr. Hall received his B.S. in Clinical Psychology from Liberty University.

Kevin F. Iaquinto has served as our Senior Vice President and Chief Marketing Officer since September 2010. From 2007 to 2010, Mr. Iaquinto served as Senior Vice President of Global Marketing for Software AG, a business process improvement company. From 2005 to 2007, Mr. Iaquinto served as Vice President of Corporate Marketing for webMethods, Inc., a provider of business integration and optimization software, and from 2004 to 2005, he served as Senior Director of Global Marketing Communications for Manugistics, Inc., a provider of demand and supply chain solutions. Mr. Iaquinto received his B.A. in Government from Franklin and Marshall College.

Holly C. Kortright has served as our Senior Vice President, Human Resources since October 2006. From March 2006 to October 2006, Ms. Kortright was Vice President of Human Resources for Capital One Financial Corporation, a global diversified financial services provider. From August 1999 through March 2006, she held various positions at Capital One, including Director of Human Resources, Director of Leadership Development and Senior Management Development Consultant. Ms. Kortright received her B.S. in Industrial Engineering from Lehigh University and her M.B.A. from Indiana University.

Michael L. Krone has served as Senior Vice President and Corporate Controller since July 2009. He also has been our Assistant Treasurer since February 2009, and he joined Deltek as Vice President, Finance and Corporate Controller in August 2008. Mr. Krone has also been designated as our principal accounting officer since August 2009. From August 2007 to July 2008, Mr. Krone provided independent financial consulting services. Mr. Krone served as Vice President of Finance and Chief Accounting Officer at webMethods, Inc., a provider of business integration and optimization software, from June 2006 to August 2007. Prior to joining webMethods, Mr. Krone served as Public Services Industry Controller at BearingPoint, Inc., a management and technology consulting firm, from March 2004 to June 2006. Mr. Krone received his B.S. in Accounting from Shepherd University.

Thomas Mazich has served as our Executive Vice President and General Manager, GovCon since August 2011. From September 2008 to August 2011, Mr. Mazich served as the President of Mabec, LLC, an information technology professional services company that he co-founded. From July 2005 to September 2008, Mr. Mazich served as the Vice President and General Manager of SAS Institute and President of SAS Federal LLC (a subsidiary of SAS Institute), a provider of business analytics software and services. Mr. Mazich attended the University of Pennsylvania, Wharton School of Business, majoring in Management and Economics.

Catherine P. Morales has served as our Executive Vice President and General Manager, Information Solutions since March 2011. From September 2006 to February 2011, Ms. Morales was employed by Reed Elsevier, where she served as Senior Vice President of Elsevier Science & Technology, Government Segments, a global provider of scientific information, and as Senior Vice President of LexisNexis, Government and Academic

Markets, a leading global provider of workflow solutions for professionals in the legal, risk management, corporate, government, law enforcement, accounting and academic markets. Prior to that, from July 1992 to September 2006, she served as Vice President of CGI (formerly American Management Systems), a provider of end-to-end information technology services and business process services. Ms. Morales received her B.A. in English Literature from the University of Missouri – St. Louis, an M.L.S. from UCLA and her M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

David R. Schwiesow has served as our Senior Vice President and General Counsel since May 2006. From December 2000 to May 2006, Mr. Schwiesow, at different times, served as Deputy General Counsel, Managing Director and Vice President of BearingPoint, Inc., a management and technology consulting firm. Prior to December 2000, Mr. Schwiesow served as Vice President and Associate General Counsel for The Rouse Company. He received his B.S. in Economics from The Wharton School of the University of Pennsylvania and his J.D. from Stanford Law School.

Claus Thorsgaard has served as our Executive Vice President and General Manager, Professional Services since January 2012. From July 2010 to January 2012, Mr. Thorsgaard served as our Senior Vice President and Chief Operating Officer of our Professional Services business unit. From June 2007 to July 2010, Mr. Thorsgaard was the Chief Operating Officer of Deltek Danmark A/S (formerly Maconomy A/S), a global supplier of business solutions for professional services organizations. Maconomy A/S was acquired by us in July 2010 and is now known as Deltek Danmark A/S. From December 2005 to June 2007, Mr. Thorsgaard worked as the Sales and Marketing Director for Siemens Business Services A/S, a subsidiary of Siemens AG. He received a Bachelor’s degree in Economics and Business from Roskilde University and a Master’s degree in Managerial Accounting from Copenhagen Business School.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Deltek’s Board of Directors currently has nine authorized directors. The Board of Directors has selected nine nominees for election to the Board of Directors at the Annual Meeting. All nine of the nominees were elected as directors at our 2011 Annual Meeting of Stockholders held on May 26, 2011. Each nominee has consented to be nominated as a director and has agreed to serve if elected.

Because this is an uncontested election, a majority of the votes cast is required for the election of directors, meaning that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee.

In accordance with our Majority Voting Policy, the Board of Directors will nominate for election or re-election as a director only candidates who agree to tender promptly following the annual meeting at which he or she is elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) acceptance by the Board of Directors of such resignation. In addition, the Board of Directors will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board of Directors.

If an incumbent director fails to receive the required vote for re-election, the Board of Directors will act on an expedited basis to determine whether or not to accept the director’s resignation. Any director who tenders his or her resignation pursuant to this Majority Voting Policy may not participate in any decision by the Board of Directors regarding such resignation.

Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting of stockholders, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

As of March 15, 2012, the New Mountain Funds owned approximately 60% of our common stock and 100% of our outstanding Class A common stock and are able to control all other matters requiring stockholder approval, including any transaction subject to stockholder approval. In addition, pursuant to agreements with certain stockholders (including an investor rights agreement), the New Mountain Funds are entitled to designate a majority of the members of the Board of Directors as long as they collectively own a majority of the outstanding shares of our Class A common stock and at least one-third of the outstanding shares of our common stock. The Class A common stock does not otherwise carry any general voting rights, dividend entitlement or liquidation preference. The New Mountain Funds have designated Steven B. Klinsky and Alok Singh for election as directors. The deLaski stockholders have designated Edward R. Grubb for election as a director. We are required to take the necessary action within our control to cause the designated individuals to be elected as members of our Board of Directors. See “Related Party Transactions—Investor Rights Agreement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

Information Regarding the Nominees for Director

All of our directors have demonstrated business experience and acumen and a commitment of service to our Board of Directors. Our directors also possess significant executive leadership experience, knowledge and expertise derived from their service as executives of various businesses and, in many instances, as members of the boards of directors of other public and/or private companies. In their conduct, we believe our directors have displayed integrity, honesty and adherence to high ethical standards.

In evaluating each director’s qualifications, we consider a variety of experience and qualifications, including:

•

Management Experience. We believe that directors who have experience in senior management positions at public or private companies possess the leadership, knowledge and experience to serve as a director of a public company. Directors with this type of experience also provide valuable insight into the management and oversight of our Company.

•

Director Experience. We believe that directors who have experience as directors of other companies possess additional insight into the oversight of our management and operations and the proper functioning of a board of directors. In addition, directors who also have experience serving as directors of other publicly-traded companies have added expertise in understanding the particular rigors of being a public company.

•	Finance Experience. We believe that directors with a background in finance or prior financial experience play a key role in the oversight of our operational and financial performance.

•

Industry Experience. We believe that directors with prior software or other technology industry experience are better able to understand the industry in which we operate and the particular market conditions and challenges faced in our industry.

•

Experience with Deltek. Many of our current directors have served on our Board of Directors or as an executive of Deltek for several years. We believe this continuity of service is useful in understanding our historical performance and improves our Board’s oversight of the strategic direction of our Company.

There are no family relationships among any of Deltek’s directors, director nominees or executive officers.

Set forth below is each director nominee’s biographical information and a description of the nature of each director nominee’s experience and qualifications that led to the conclusion that the director nominee should continue to serve as a director of the Company.

Name	Age	Position
Kevin T. Parker	52	Chairman of the Board, Chief Executive Officer and President
Alok Singh (1)	58	Lead Director
Nanci E. Caldwell (1)(2)	54	Director
Edward R. Grubb	54	Director
Joseph M. Kampf (1)	67	Director
Steven B. Klinsky	55	Director
Thomas M. Manley (2)	53	Director
Albert A. Notini	55	Director
Janet R. Perna (2)	63	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

Kevin T. Parker has served as our President and Chief Executive Officer since June 2005 and as Chairman of the Board since April 2006. Prior to joining Deltek, Mr. Parker served as Co-President and Chief Financial Officer of PeopleSoft, Inc., an enterprise applications software company, from October 2004 to December 2004, and as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004. Prior to January 2002, Mr. Parker held various positions, including Senior Vice President and Chief Financial Officer of PeopleSoft, Senior Vice President and Chief Financial Officer of Aspect Communications Corporation, a customer relationship management software company, and Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. He currently serves on the boards of directors of Polycom, Inc. and Camber Corporation. Mr. Parker received his B.S. in Accounting from Clarkson University, where he also serves on the board of trustees.

Mr. Parker brings to our Board of Directors extensive senior management, finance and industry experience, in addition to having served on our Board of Directors since 2006. In particular, having served both as our President and Chief Executive Officer and previously as Co-President and Chief Financial Officer of PeopleSoft, Mr. Parker possesses the operational, financial, strategic and governance experience needed to make significant contributions to our Board of Directors.

Alok Singh has served as a director since April 2005 and as Lead Director since April 2006. Mr. Singh’s duties as Lead Director are to assist the Chairman of the Board in establishing the agenda for meetings of the Board of Directors, to preside, in the absence of the Chairman of the Board, at meetings consisting solely of the non-executive members of the Board of Directors and to act as a liaison between the Board of Directors and stockholders or other third parties who request direct communications with the Board of Directors. Mr. Singh is a Managing Director of New Mountain Capital, a private equity investment firm based in New York. Prior to joining New Mountain Capital in September 2002, Mr. Singh served as a Partner and Managing Director of Bankers Trust. He also established and led the Corporate Financial Advisory Group for the Americas for Barclays Capital. Mr. Singh is non-executive Chairman of Overland Solutions, Inc. and Chairman of the Board of RedPrairie Corporation, lead director of Camber Corporation, Ikaria Holdings, Inc. and Stroz Friedberg LLC, and serves on the boards of directors of Avantor Performance Materials Holdings, Inc., EverBank Financial Corporation and Validus Holdings, Ltd. Mr. Singh received both his B.A. in Economics and History and his M.B.A. in Finance from New York University.

Mr. Singh brings to our Board of Directors significant financial and senior management experience, having served as an executive at both a private equity investment firm and several investment banks. Mr. Singh’s experience as a lead director or director at other companies also enables him to understand the role of the Board of Directors in the oversight of our Company. In addition, Mr. Singh has served as our Lead Director since prior to our initial public offering and has been a director since 2005.

Nanci E. Caldwell has served as a director since August 2005. Ms. Caldwell has been a technology consultant since January 2005. From April 2001 to December 2004, Ms. Caldwell worked at PeopleSoft, Inc., serving as Senior Vice President and Chief Marketing Officer from April 2001 to January 2002, and as Executive Vice President and Chief Marketing Officer from January 2002 to December 2004. Prior to joining PeopleSoft in 2001, Ms. Caldwell held various senior management positions at Hewlett-Packard Company. Ms. Caldwell serves on the boards of directors of Citrix Systems, Inc., RedPrairie Corporation and Tibco Software, Inc. Ms. Caldwell received her B.A. in Psychology from Queen’s University, Kingston, Canada, and completed the University of Western Ontario’s Executive Marketing Management Program.

Ms. Caldwell has been involved in the technology industry for many years and has particular experience with software companies. In addition to her industry experience, Ms. Caldwell’s experience as a senior officer at PeopleSoft and Hewlett Packard provides her with the management experience to assist in the oversight of our operations and strategic objectives. She has served on the boards of directors of a number of companies, including software companies, such as Citrix Systems and Tibco Software. Ms. Caldwell has also been involved with Deltek since 2005 and is familiar with our operations and history.

Edward R. Grubb has served as a director since May 2010. Mr. Grubb has been a private investor since 2002. From 2000 to 2002, Mr. Grubb was President and Chief Executive Officer of Control Risks Group LLC, a subsidiary of Control Risks Group Limited, an international political risk and crisis management firm. Prior to that, Mr. Grubb spent 18 years with Control Risks Group Limited and held various senior management positions. Mr. Grubb received his B.A. in Oriental Studies from the University of Cambridge in Cambridge, England and is currently enrolled in the post-graduate Philosophy program at Catholic University.

Mr. Grubb’s senior management experience, including as President and Chief Executive Officer of Control Risks Group LLC, gives him the management background to provide oversight of our operations and strategic initiatives. In addition, Mr. Grubb’s experience in risk and crisis management provides our Board of Directors with an additional dimension in the oversight of a growing international company. As a member of the deLaski family, Mr. Grubb is familiar with Deltek, our history and our operations.

Joseph M. Kampf has served as a director since April 2006. Mr. Kampf has served as Chairman and Chief Executive Officer of CoVant Management, Inc., a technology investment company, since July 2006. From 1996 until June 2006, Mr. Kampf served as President and Chief Executive Officer of Anteon International Corporation, an information technology and engineering service company. Prior to 1996, Mr. Kampf served as a senior partner of Avenac Corporation, a consulting firm providing management and strategic planning advice to middle market companies. He served as Chairman of the Professional Services Council from 2003 to 2004 and as a member of its Executive Committee. Mr. Kampf serves on the board of directors of CoVant Management, Inc., CoVant Management Partners, LLC, CoVant Technologies, LLC, A-T Solutions, Inc., A-T Solutions Holdings Inc., A-T Solutions Corporate Holdings, Inc. and Innovative Technology Solutions Inc. Mr. Kampf previously served on the board of directors of Anteon International Corporation. He received his B.A. in Economics from the University of North Carolina, Chapel Hill.

Mr. Kampf provides our Board of Directors with valuable insight into the management and oversight of a technology company, having served as the Chief Executive Officer of a technology investment company since 2006 and as the Chief Executive Officer of a major public technology company prior to that. In addition to his industry and executive experience, Mr. Kampf has experience providing strategic advice to growing companies. He also has served on the boards of directors of several technology companies, including Anteon International and CoVant Technologies. This background, along with his familiarity with our Company, allows Mr. Kampf to make important contributions to our Board of Directors.

Steven B. Klinsky has served as a director since April 2005. Mr. Klinsky is a Managing Director of New Mountain Capital and has served as its Founder and Chief Executive Officer since its inception in 1999. Prior to 1999, Mr. Klinsky served as a General Partner and an Associate Partner with Forstmann Little & Co. and co-founded Goldman, Sachs & Co.’s Leveraged Buyout Group. He serves on the boards of directors of New Mountain Finance Corporation, Overland Solutions, Inc., Inmar, Inc., SNL Financial LC, Victory Education Partners, RedPrairie Corporation, IRI Group Holdings, Inc. and Avantor Performance Materials Holdings, Inc. Mr. Klinsky previously served on the board of directors of National Medical Health Card Systems, Inc. Mr. Klinsky received his B.A. in Economics and Political Philosophy from the University of Michigan. He received his M.B.A. from Harvard Business School and his J.D. from Harvard Law School.

Mr. Klinsky’s experience in investment banking and private equity investment gives him the financial experience necessary to understand and offer guidance regarding our financial performance. In addition, his experience as the Chief Executive Officer of New Mountain Capital provides Mr. Klinsky with an understanding of the essential elements for the management of a company. Finally, Mr. Klinsky’s legal background provides him with additional insight into balancing the risks and benefits associated with various strategic objectives. Mr. Klinsky has served on our Board of Directors since 2005 and is the Founder of New Mountain Funds, our controlling stockholders.

Thomas M. Manley has served as a director since August 2008. Mr. Manley has been a private investor since April 2009. From July 2008 to April 2009, Mr. Manley served as Chief Financial Officer of Avaya Inc., a leading global provider of business communications applications, systems and services. From August 2001 to July 2008, Mr. Manley was the Chief Financial Officer and Senior Vice President of Administration for Cognos, Inc. (an IBM company), a leader in business intelligence and performance management solutions. Prior to August 2001, Mr. Manley spent 18 years with Nortel Networks and held various positions, including Chief Financial Officer for the High Performance Optical Component Solutions Group. He serves on the board of directors of DragonWave Inc. and RedPrairie Corporation. Mr. Manley received his B.S. in Engineering from Carleton University in Ottawa, Canada and his M.B.A. from Queen’s University in Kingston, Canada.

As a senior finance executive for several large public and private companies, Mr. Manley possesses significant finance experience that qualifies him to serve as a director of our Company and as the Chairman of our Audit Committee. In addition to being a financial expert, Mr. Manley is familiar with the software and technology industries, having served as a senior executive at Avaya, Cognos and Nortel Networks. This experience as a senior executive also gives Mr. Manley the management background necessary for the oversight of our financial and operational performance.

Albert A. Notini has served as a director since August 2005. Mr. Notini has served as a Senior Advisor to New Mountain Capital since August 2007. From August 2007 to June 2011, he served as Chairman and Chief Executive Officer of Apptis, Inc., a provider of information technology solutions and services. Prior to August 2007, he served as President and Chief Operating Officer and as a member of the board of directors of Sonus Networks, Inc., a voice infrastructure product provider, since April 2004. From May 2000 to March 2004, Mr. Notini served as the Chief Financial Officer and a member of the board of directors of Manufacturers’ Services Limited, a global electronics and supply chain services company. Prior to May 2000, Mr. Notini served as Executive Vice President of information technology services provider Getronics NV, following its acquisition of technology services provider Wang Global, Inc., where Mr. Notini had served as Executive Vice President of Corporate Development and Administration and General Counsel. Mr. Notini serves on the boards of directors of Camber Corporation, Iron Bow Technologies, LLC and Valet Waste Holdings, Inc. Mr. Notini previously served on the board of directors of Sonus Networks. He received his A.B. from Boston College, his M.A. from Boston University and his J.D. from Boston College Law School.

Having served as a senior executive, including as the Chief Executive Officer and Chief Operating Officer at several technology companies, Mr. Notini possesses management, industry and financial experience that is valuable for the oversight of a public software company. Mr. Notini has served as the Chief Executive Officer of an information technology solutions company, the Chief Operating Officer of a public company, a Chief Financial Officer and was previously a member of the boards of directors of several public and private companies. He is very familiar with our business and operations, having served as a director since 2005 and as a member of our Audit Committee until 2008.

Janet R. Perna has served as a director since June 2006. Ms. Perna has been a private investor since January 2006. She served as General Manager of Information Management for IBM’s Software Group from November 1996 until January 2006. Prior to November 1996, she held various executive positions within the IBM Software Group. Ms. Perna serves on the boards of directors of Varicent Software Incorporated and RedPrairie Corporation. Ms. Perna previously served on the board of directors of Cognos, Inc., which was acquired by IBM in 2007. She also serves on the Foundation Board of the State University of New York at Oneonta, where she received her B.S. degree in Mathematics.

Ms. Perna brings to Deltek unique insight into the management of a software company, having been a General Manager for IBM’s software group for almost 10 years. In addition, Ms. Perna has served as a member of the board of directors of other software companies, including Flexera Software, Varicent Software and RedPrarie Corporation. This combination of experiences allows Ms. Perna to contribute to the oversight of our management and its corporate strategy.

See “Corporate Governance” and “Executive and Director Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Deloitte & Touche LLP as Deltek’s independent registered public accounting firm for the fiscal year ending December 31, 2012, which will include an audit of the full-year financial statements and of the effectiveness of Deltek’s internal control over financial reporting. Deloitte & Touche LLP has audited Deltek’s financial statements since fiscal year 2004. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Deltek and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS DELTEK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Deltek by Deloitte & Touche LLP for the years ended December 31, 2010 and December 31, 2011.

	2010	2011
Audit Fees (1)	$1,740,024	$1,830,305
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	6,000	6,000

Total	$1,746,024	$1,836,305

(1)	Audit fees include audits of consolidated financial statements, quarterly reviews, statutory audits, reviews of registration statement filings, comment letters, comfort letters, consents and correspondence related to SEC filings.
(2)	There were no fees billed to us by the Deloitte entities for audit-related services for the years ended December 31, 2010 and December 31, 2011.
(3)	There were no fees billed to us by the Deloitte entities for tax services for the years ended December 31, 2010 and December 31, 2011.
(4)	All other fees for the years ended December 31, 2010 and December 31, 2011 include the purchase of accounting-related research software. We did not engage the Deloitte entities for any services other than those listed above during 2011.

Pre-Approval of Audit and Non-Audit Services

Deltek’s Audit Committee Charter requires that the Audit Committee approve in advance any significant audit or non-audit engagement or relationship between the Company and its independent auditor, which is not prohibited by law, and approve the fees for such services. Deltek’s Audit Committee Charter is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.”

All significant Deloitte & Touche LLP services and fees in fiscal year 2010 and fiscal year 2011 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Leadership Structure and Composition of the Board of Directors

Board Leadership

Our Board of Directors is led by Kevin Parker, who has served as our President and Chief Executive Officer since 2005 and as Chairman of our Board of Directors since 2006. In addition, Alok Singh serves as our Lead Director and works closely with Mr. Parker to promote effective governance in managing the affairs of our Board of Directors in its oversight of our Company. Mr. Singh is active in multiple facets of the business, including reviewing the operational, financial and strategic performance of the Company. In addition, as Lead Director, Mr. Singh works closely with Mr. Parker and our senior management on key strategic initiatives, such as the amendment of our existing credit facility, as well as our acquisition activities.

We believe that having our President and Chief Executive Officer also serve as Chairman of the Board of Directors, together with an independent Audit Committee and a Compensation Committee that includes a subcommittee composed of independent members, currently provides the most appropriate leadership structure for us. As President and Chief Executive Officer, Mr. Parker possesses in-depth knowledge and experience regarding our performance and strategy that he applies in serving as Chairman of the Board of Directors. Our Board of Directors and the committees of the Board of Directors are composed of experienced directors who possess the insight, experience and sound business judgment necessary for the oversight of our operations, risks, performance and strategy. In addition to his duties as President and Chief Executive Officer, as Chairman of our Board of Directors, Mr. Parker, in conjunction with our Lead Director:

•	presides over executive sessions of the Board of Directors;

•	serves as a conduit for the consideration of the views, concerns or other matters raised by our directors;

•	provides topics for inclusion on the Board of Directors’ meeting agendas; and

•	works with the Compensation Committee and senior management on performance assessments of senior management and on matters relating to succession planning.

Board Composition

Our Board of Directors currently consists of nine members, eight of whom are non-management members. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The Board of Directors has determined that Ms. Caldwell, Ms. Perna, Mr. Kampf and Mr. Manley meet the independence requirements under the applicable listing standards of the NASDAQ Global Select Market (“NASDAQ”).

Messrs. Klinsky and Singh, each a Managing Director of New Mountain Capital, L.L.C., were appointed to our Board of Directors pursuant to an investor rights agreement under which New Mountain Partners II, L.P. has a right to designate a certain number of the members of our Board of Directors (ranging from a majority of the Board of Directors to one director, depending on the collective stock ownership percentage of the New Mountain Funds). Mr. Grubb was appointed to our Board of Directors pursuant to the investor rights agreement under which the deLaski stockholders, who include Kenneth E. deLaski, have a right to designate a certain number of the members of our Board of Directors (either two directors or one director, depending on their stock ownership percentage). See “Related Party Transactions.”

As more than 50% of our voting power is held by the New Mountain Funds, we are deemed to be a “controlled company” under the rules established by NASDAQ, and qualify for, and rely on, the “controlled company” exception to the board of directors and committee composition requirements. Pursuant to this exception, we are exempt from the rule that requires our Board of Directors to be comprised of a majority of “independent directors” and our Compensation Committee to be comprised solely of “independent directors,” as defined under NASDAQ rules. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act and NASDAQ rules, which require that our Audit Committee be composed of at least three members, each of whom is independent. See “Related Party Transactions.”

The Role of the Board of Directors in Risk Oversight

We believe that effective risk management is necessary for the success of our business. In addition, our Board of Directors believes that it is critical that controls and procedures are established and followed so that risks and challenges can be understood, balanced and managed. Our management team is responsible for designing and implementing appropriate controls and procedures to mitigate risks and for reporting to our Board of Directors on those processes and how those risks have been managed. Our Board of Directors, both directly and through its committees, is responsible for oversight of management’s risk functions.

Our Audit Committee actively monitors the processes by which management assesses and manages risks. Our Chief Financial Officer, our General Counsel and our third-party internal audit provider meet regularly with our Audit Committee and with our independent registered public accounting firm to discuss matters relating to risk management. The Board of Directors and the Audit Committee receive periodic reports from senior management detailing the key risks and challenges facing the Company, whether financial, operational, legal, reputational or otherwise. Those reports include a description of the steps taken to mitigate any such risks and the internal plan for future mitigation of those risks. The Board of Directors and the Audit Committee review and discuss these reports with our senior management and monitor any plans for mitigation of identified risks in the future.

In addition, our General Counsel provides a quarterly report to our Audit Committee and our Board of Directors with regard to any material legal matters. Similarly, our third-party internal audit provider provides a quarterly report to our Audit Committee with respect to our internal audit process and our testing of our controls for purposes of compliance with Section 404 of Sarbanes-Oxley. Our Board of Directors and Audit Committee also receive periodic reports and updates from our senior management detailing our financial and operational performance, the principal factors underlying those results and our expectations with respect to future challenges and results.

Board Meetings and Committees

During the 2011 fiscal year, the Board of Directors held five meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

Our Board of Directors has established an Audit Committee and a Compensation Committee. The members of each committee are appointed by the Board of Directors and serve until their successor is elected and qualified, unless they are earlier removed or resign.

As a controlled company, we are not required under the applicable NASDAQ listing standards to have a standing nominating committee. The functions of evaluating and selecting directors have been performed by our Board of Directors as a whole. The Board of Directors has not adopted a formal written charter or policy addressing the process for the nomination of directors and does not have a formal policy on Board diversity. Our Board of Directors, however, is committed to maintaining a Board of Directors that is diverse in experience and background. We are also party to an investor rights agreement with certain of our stockholders that provides the New Mountain Funds and the deLaski stockholders the right to designate a certain number of members of the Board of Directors. See “Related Party Transactions.”

We do not have a policy regarding the consideration of director candidates recommended by stockholders. Our Board of Directors does not believe that such a policy is necessary because, as described above, our controlling stockholders are entitled to designate a certain number of members of the Board of Directors. Our Board of Directors believes that our controlling stockholders will designate candidates that have the leadership, knowledge and experience to serve as a director of a large public company. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth under the heading “Questions and Answers About the 2012 Annual Meeting and Procedural Matters.”

Audit Committee

We have an Audit Committee consisting of Ms. Caldwell, Ms. Perna and Mr. Manley. Mr. Manley chairs the committee, and the Board of Directors has determined that Mr. Manley satisfies the applicable requirements as an “audit committee financial expert” as defined in Item 407 of Regulation S-K. In addition, the Board of Directors has determined that Ms. Caldwell, Ms. Perna and Mr. Manley meet the independence requirements under the applicable listing standards of NASDAQ, including meeting the definition of “independent director” set forth in NASDAQ Rule 5605(a)(2) and the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

During 2011, our Audit Committee was comprised of Ms. Caldwell, Ms. Perna and Mr. Manley. No other person served as a member of the Audit Committee during 2011.

The Audit Committee assists our Board of Directors in fulfilling its responsibility to stockholders, the investment community and governmental agencies that regulate our activities in its oversight of, among other things:

•	the integrity of our financial reporting process and financial statements and systems of internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s selection, qualifications and independence and performance; and

•	the performance of our internal audit function.

The Audit Committee may study or investigate any matter of interest or concern that the committee determines is appropriate and may retain outside legal, accounting or other advisors for this purpose.

The Audit Committee held 10 meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.” The Audit Committee confirms on an annual basis that it has reviewed and reassessed the adequacy of its charter.

The Audit Committee Report is included in this proxy statement on page 64.

Compensation Committee

We have a Compensation Committee consisting of Ms. Caldwell and Messrs. Kampf and Singh. Mr. Singh chairs the committee. The Board of Directors has determined that Ms. Caldwell and Mr. Kampf meet the independence requirements under the applicable listing standards of NASDAQ. Mr. Singh does not meet the independence requirements under the applicable listing standards of NASDAQ.

The purpose of the Compensation Committee is to, among other things:

•

discharge the responsibilities of our Board of Directors relating to compensation of our officers and certain employees, including our incentive compensation and equity-based plans, policies and programs; and

•

review the compensation discussion and analysis to be included in our filings with the SEC, discuss the compensation discussion and analysis with management as desired and approve a report of the committee for inclusion in our Annual Report on Form 10-K or our annual proxy statement.

The Compensation Committee has a subcommittee consisting of Ms. Caldwell and Mr. Kampf for purposes of addressing the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and Section 16 of the Exchange Act.

The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.”

During 2011, our Compensation Committee was comprised of Ms. Caldwell and Messrs. Kampf and Singh. No other person served as a member of the Compensation Committee during 2011.

The Compensation Committee Report is included in this proxy statement on page 46.

Compensation Committee Interlocks and Insider Participation

During 2011, our Board of Directors or our Compensation Committee determined the compensation of our executive officers. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Attendance at Annual Meetings of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of the Board of Directors at Deltek’s annual meeting of stockholders. One member of our Board of Directors attended our 2011 Annual Meeting of Stockholders.

Contacting the Board of Directors

Deltek has adopted a Policy Regarding Communications from Stockholders to enable stockholders to submit communications to the Board of Directors or individual members of the Board of Directors. These communications may be submitted, addressed to the Board of Directors or the individual member, as appropriate, in either of the following ways:

•	by mail:

Deltek, Inc.

Attn: General Counsel/Board of Directors

2291 Wood Oak Drive

Herndon, VA 20171

•	by Internet:

www.ethicspoint.com (click on “File a New Report” and enter “Deltek” as the Organization Name)

Stockholders may submit their communications to the Board of Directors or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Confidential—To be opened only by the Chairman of the Audit Committee or Appropriate Director.”

The Policy Regarding Communications from Stockholders is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.”

Risk Assessment of Compensation Policies and Practices

Our Compensation Committee actively oversees our compensation policies and practices, including ensuring that our policies are designed to attract and retain talented professionals without encouraging excessive risk taking. Our Compensation Committee believes that our compensation policies are consistent with our operational goals and do not contain material elements that would excessively increase our exposure to risk.

Compensation Committee Consultant

Our Compensation Committee has the authority to retain and terminate advisors and consultants and to approve the terms of their engagement with us. The Compensation Committee retained the services of Pearl Meyer & Partners (“Pearl Meyer”), an independent third party compensation consulting services firm, to assist in the evaluation of our executive compensation program in 2011. The scope and nature of Pearl Meyer’s services were determined by the Compensation Committee. Similar to prior years, in 2011, Pearl Meyer was asked to provide the Compensation Committee with:

•	a summary of observations and considerations for our executive compensation program;

•	a competitive assessment of base salary, short-term and long-term total compensation targets, including with respect to cash and incentive compensation;

•	financial performance comparisons with respect to our peer group; and

•	equity analysis and comparisons with respect to our peer group.

The services provided by Pearl Meyer were limited in scope as described above. Pearl Meyer does not provide any services to us or our management other than the services provided to the Compensation Committee as described above.

Code of Business Conduct and Ethics

Deltek has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.” Deltek will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or NASDAQ.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee has overall responsibility for the compensation program for our executive officers. Members of the Compensation Committee are appointed by our Board of Directors. Currently, the Compensation Committee consists of three members of the Board of Directors, none of whom are executive officers of the Company.

The main objective of our Compensation Committee with respect to executive compensation is to provide a competitive total compensation package that will attract and retain key personnel who will act and think like owners of the Company. The Compensation Committee expects our executive officers to focus on increasing Stockholder value in the short and long term by thinking strategically, achieving key financial and operating results and mitigating risks.

Our executive compensation program is intended to focus on the following principal elements:

•	base salary, which is designed to provide financial stability, recognize immediate contributions and compensate for significant responsibility;

•	variable compensation, which is designed to ensure that executives deliver on short-term financial and operating goals and to ensure that we pay for performance; and

•

equity compensation, in the form of restricted stock and/or stock options, which is intended to balance executives’ short-term thinking with long-term perspective, reward for innovation, ensure alignment with stockholder interests and attract and retain key talent.

A detailed description of these components is provided below.

Our named executive officers as of December 31, 2011 were Kevin T. Parker (Chairman of the Board, President and Chief Executive Officer), Michael P. Corkery (Executive Vice President, Chief Financial Officer and Treasurer), Namita S. Dhallan (Executive Vice President, Product Strategy and Engineering), Garland T. Hall (Executive Vice President, Customer Care) and Hugo Dorph (Executive Vice President and General Manager, Professional Services). Effective February 1, 2012, Mr. Dorph resigned as Executive Vice President and General Manager, Professional Services.

Carolyn J. Parent served as our Executive Vice President and General Manager, GovCon until April 1, 2011. SEC rules require that, based on the level of her 2011 compensation, Ms. Parent be considered a named executive officer and her compensation information be included in the discussion below.

2011 Executive Compensation

Our 2011 executive compensation program was based on benchmarking each executive’s individual compensation components against our peer group’s base salary, variable compensation and equity components for similar positions, subject to modifications to reflect their relative individual performance and contribution to our success. During 2011, our Compensation Committee retained Pearl Meyer, an independent third party compensation consulting services firm, to assist in the evaluation of our executive compensation program.

As part of the executive compensation program, our outside compensation consultant was asked to provide:

•	summary observations and considerations for our executive compensation program;

•	a competitive assessment of base salary and short-term and long-term total compensation targets, including with respect to cash and incentive compensation;

•	financial performance comparisons with respect to our peer group; and

•	equity analyses and comparisons with respect to our peer group.

We supplement information provided to the Compensation Committee by our outside compensation consultant with data from market surveys that focus on the technology, software and consulting industries and which provide market-specific information.

Since the 2011 executive compensation had been determined prior to the 2011 annual meeting of stockholders, the result of the 2011 stockholder advisory vote on executive compensation necessarily was not considered when the Compensation Committee established the 2011 executive compensation. However, the 2011 stockholder advisory vote on executive compensation approved the Company’s 2010 executive compensation by an affirmative vote of more than 90%. The Compensation Committee may consider the 2011 stockholder advisory vote on executive compensation in the future.

The Company will hold the next stockholder advisory vote on executive compensation at the Company’s 2014 annual meeting of stockholders and the next advisory stockholder vote regarding the frequency of stockholder advisory votes on executive compensation at the Company’s 2017 annual meeting of stockholders.

Compensation Philosophy

So that each of our executives is fully engaged and motivated, the Compensation Committee has determined that executive compensation should be clearly linked to personal contribution and performance and be market competitive. As a result, our executive compensation program has been designed to achieve the following objectives:

•	the total compensation for each of our executives should remain competitive with the compensation for similar positions within our identified peer group; and

•	executive compensation goals should be aligned with our overall financial, strategic and operational goals.

These elements of compensation, and the Compensation Committee’s decisions regarding those elements, are intended to provide an appropriate balance between fixed and variable compensation, short-term and long-term performance horizons and cash and equity compensation.

We expect our compensation programs to allow us to attract, retain and motivate executives who:

•	think and act like owners;

•	focus on strategic objectives;

•	achieve key financial and operating results; and

•	create stockholder value.

We use base salary, variable compensation and equity to compensate each of our named executives.

•	Base salary is utilized to provide financial stability, recognize immediate contributions and compensate for significant responsibility.

•	Variable compensation is leveraged to ensure that executives deliver on short-term financial and operating goals and to ensure that we pay for performance.

•	Equity is utilized to balance executives’ short-term thinking with long-term perspective, reward for innovation, ensure alignment with stockholder interests and attract and retain key talent.

We do not have pre-defined specific ratios in determining the base salary, variable compensation and equity components of compensation nor do we have pre-defined specific allocations between cash and non-cash compensation. Rather, we seek to benchmark each executive’s individual compensation component against our peer group’s base salary, bonus and equity components for similar positions. In order to attract and retain executives in the markets where we compete for talent, we have targeted the 50th to 75th percentiles as the appropriate benchmark for each component of compensation, depending on the contribution and performance of the executive. As a direct result, our total cash compensation (base salary and variable compensation) and equity compensation is targeted to be above average relative to the identified peer group.

The evaluation of base salary, variable compensation and equity goals is done by the Compensation Committee, in the case of our Chief Executive Officer, and by the Compensation Committee with the involvement of our Chief Executive Officer, in the case of the other executives. Our Chief Executive Officer meets regularly with the Compensation Committee to discuss executive compensation matters and reviews his recommendations with the Chairman of the Compensation Committee or with the Compensation Committee. Our Chief Executive Officer, the Chairman of the Compensation Committee and the Compensation Committee may seek input from others, including third-party compensation consultants, and may take other steps they consider to be necessary or appropriate in determining the appropriate compensation components for our executives.

The Compensation Committee has the discretion to modify individual compensation components for our executives, including after reviewing our Chief Executive Officer’s recommendations.

Our compensation philosophy and decisions related to executive compensation apply equally to all of our named executive officers, so there are no material differences in our compensation philosophy for different named executive officers. Any material differences in compensation levels among our executives generally reflect differences in compensation levels among executives in the peer group since we benchmark each element of each executive’s individual compensation against the same elements of compensation for similar positions in our peer group, as well as differences in the relative performance or contribution of each of our executives.

Our Compensation Committee, with the assistance of Pearl Meyer, determined our peer group for 2011, which consisted of the following 15 software and technology companies: Advent Software, Inc., Ariba Inc., Blackbaud, Inc., Blackboard Inc., Commvault Systems, Inc., Ebix, Inc., Epicor Software Corporation, JDA Software Group, Inc., Manhattan Associates, Inc., Microstrategy Incorporated, RightNow Technologies, Inc., S1 Corporation, Tyler Technologies, Inc., The Ultimate Software Group, Inc. and Websense, Inc.

This peer group is evaluated by the Compensation Committee annually to ensure that we are using the appropriate companies for benchmarking purposes.

Base Salaries

We utilize base salary as the principal means of providing compensation to our executive officers for performing the essential elements of their jobs. We believe that our base salaries are competitive with respect to our peer group and are set at levels that allow us to attract and retain executives in the markets where we compete for talent.

Incentive Compensation

Our named executive officers participate in our Employee Incentive Compensation Program (“EICP”), along with all employees not covered by another variable compensation plan (sales or consulting).

The EICP provides variable compensation and is designed to reward employees for their efforts in helping us achieve certain financial, operational and strategic goals. This program provides a direct and measurable way to align the employee’s goals with our corporate objectives of increasing revenue and profit and creating stockholder value. Achievement of the goals requires a high level of performance.

The EICP provides monetary compensation based on the level of achievement of quarterly Company financial and individual objectives. On an annual basis, the target payout as a percentage of an executive’s base salary is recommended by our Chief Executive Officer based on a review of competitive market data and with input from the Senior Vice President of Human Resources. The Chairman of the Compensation Committee or, in the case of the named executive officers, the whole Compensation Committee, reviews the recommendations of the Chief Executive Officer. Target variable compensation is generally a pre-established percentage of an executive’s base salary, depending on the specific position and responsibilities for each executive.

Our Chief Executive Officer reviews each quarter’s financial results with the Chairman of the Compensation Committee and provides a recommendation for payout based on Company performance against the established quarterly objectives and other significant achievements. The Chairman of the Compensation Committee or the Compensation Committee, as a whole, approves the final payout percentage for the EICP program.

Once the final overall payout percentage for the quarter has been established, the individual payment to our Chief Executive Officer is determined by the Chairman of the Compensation Committee, based on a review of the Company’s performance for the quarter, and subsequently reported to the Compensation Committee and the Board of Directors.

Payments to our executive officers, other than our Chief Executive Officer, are based on a quarterly evaluation of executive performance by our Chief Executive Officer and a review of that evaluation with the Chairman of the Compensation Committee. The Chairman of the Compensation Committee approves the payment award after having considered whether any proposed payouts should be adjusted upward or downward. The Chairman of the Compensation Committee and the Compensation Committee have the discretion to modify a payout in the event that either disagrees with our Chief Executive Officer’s evaluations. Our other executives are generally not significantly involved in this process.

Plan Structure

The 2011 EICP target payout ranged between 50% to 125% of annual base salary for each of our named executive officers, depending on the specific position and responsibilities for each executive. Generally, the target percentage was a function of the ability of the executive, depending on the executive’s responsibilities, to affect our financial performance. As a result, the EICP targets as a percentage of annual base salary during 2011 were 56%, 50%, and 62% for Messrs. Corkery, Hall and Dorph, respectively, and 62% for Ms. Dhallan. Mr. Parker’s EICP target was 125% of his 2011 annual base salary; this higher percentage for his bonus potential is typical for the Chief Executive Officer of a software company. Mr. Parker’s EICP target payout was increased from 2010 to 2011, which reflects the Compensation Committee’s desire to further incentivize Mr. Parker to continue to grow the business. The EICP amounts are earned and paid quarterly based on quarterly performance against our financial goals and individual objectives and other significant achievements. Quarterly EICP payments are earned ratably. In addition, payments may be increased to reward significant personal contributions to our performance and to assure that the total EICP payments for a year properly reflect the executive’s contribution to our full-year financial and other results.

The quarterly EICP payout is calculated based on two components: Company performance against specific financial targets relating to revenue, EBITDA and EBITDA margin and individual performance against identified quarterly goals and objectives.

In 2011, Mr. Parker approved the individual goals and objectives for each named executive officer. Mr. Parker’s goals, which relate to our financial performance and our strategic objectives, are set annually and reviewed by the Chairman of the Compensation Committee.

Company Performance: The EICP is funded based on achievement of quarterly financial goals relating to revenue, EBITDA and our EBITDA margin performance as a percentage of revenue. The revenue and EBITDA goals are weighted equally. The resulting amount is then adjusted upward or downward based on the performance of our EBITDA margin against our target. The 2011 EICP goals were total revenue of approximately $367 million, EBITDA of approximately $70 million and EBITDA margin of 19%.

We believe that our EICP financial targets for 2011 (based on our corporate revenue, EBITDA and EBITDA margin performance as a percentage of revenue) were set at challenging levels that required superior performance on our part in that they required us to achieve strong revenue and EBITDA growth and to carefully control costs to meet the EBITDA margin goals. We established financial targets, however, that would be attainable if we had what we, at the time, considered to be a successful year. For 2011, the EICP goals were partially achieved, resulting in only a partial payout under the EICP.

EBITDA for purposes of the EICP calculation is earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, purchase accounting impacts relating to acquisitions, acquisition-related costs, loss on extinguishment of debt, restructuring charges and impairment of certain intangible assets.

Personal Performance: Performance against individual goals is used in determining the individual quarterly EICP payout for all executive officers except our Chief Executive Officer, whose incentive payout relates solely to our financial performance, subject to further adjustment by the Compensation Committee. For example, an executive with 90% personal performance against his or her goals would have a multiplier of 90% of his or her individual EICP target compensation opportunity (subject to the Company performance multiplier based on our achievement of quarterly financial goals). Individual goals are established quarterly. Due to differences in roles and responsibilities among executives, individual goals vary from executive to executive. For example, individual goals for an executive in a sales function may include the achievement of certain sales or revenue goals, while individual goals for other executives may include the completion of certain initiatives, projects or transactions.

For 2011, the primary individual performance goals considered by our Compensation Committee, and by our Chief Executive Officer in making payout recommendations to our Compensation Committee, were as follows:

•

for Mr. Corkery, his efforts to lead the operational and financial integration of certain recent acquisitions, his role in creating and executing an annual operating plan, his efforts related to amending the Company’s credit facility, his role in managing the quarterly earnings release process and his contributions to developing our shared services model in the Philippines;

•

for Ms. Dhallan, her contributions to the launching of our Costpoint 7.0, Deltek Mobile Strategy and Deltek First Essentials solutions, her efforts to deliver an integrated information solutions product roadmap and her ability to achieve revenue goals;

•

for Mr. Dorph, his role in implementing sales improvement processes, his efforts to realign and reorganize the North American professional services organization and his contributions to achieve profitability and revenue goals for the professional services team; and

•

for Mr. Hall, his contributions to improving the profitability of each service offering, his efforts in expanding premium service offerings, his ability to achieve revenue targets and his leadership in the expansion of our customer care capabilities in the Philippines.

During 2011, Mr. Corkery’s performance ratings ranged from 99.3% to 101%, Ms. Dhallan’s performance ratings ranged from 98% to 103%, Mr. Dorph’s performance ratings ranged from 90% to 100% and Mr. Hall’s performance ratings ranged from 98% to 103.5%. It is possible under the EICP plan for an executive to receive a partial payment because the executive has reached his or her individual objectives even though the Company as a whole has failed to meet its financial objectives (or vice versa). Furthermore, our Compensation Committee and Chief Executive Officer retain the discretion to increase or decrease any payouts under the EICP in connection with the review of performance of an executive against the Company’s financial goals and his or her personal goals.

Quarterly EICP Payout Calculation: As indicated above, the calculation of an executive’s quarterly variable compensation is based on the product of both Company performance against objectives and individual performance against quarterly goals. Accordingly, EICP payouts are not based on a weighted average of each target element.

The quarterly EICP calculation is as follows:

Quarterly	X	Company	X	Personal	=	Quarterly Payout
Target		Performance		Performance

•	Quarterly Target = EICP quarterly target opportunity for each executive;

•	Company Performance = The Company’s achievement against revenue, EBITDA and EBITDA margin goals; and

•	Personal Performance = Achievement of executive’s individual quarterly goals.

As illustrated in the above calculation, the amount of payout may increase or decrease based on our Board of Directors’ assessment of our financial results, including our EBITDA margin performance, as well as individual performance.

Timeline

The EICP is a calendar-year program with payouts made on a quarterly basis.

2011 EICP Payouts

Our Compensation Committee awarded payouts for performance during the year ended December 31, 2011 based upon our achievement against the revenue and EBITDA performance goals established in our 2011 internal financial budget and forecast.

Based on our actual achievement level of approximately 93% of budgeted revenue, 85% of budgeted EBITDA, and 92% of budgeted EBITDA margin, and adjusting payouts to recognize individual performance and contribution to our 2011 financial, operational and strategic performance, Mr. Parker received a total payout for 2011 of $610,969 (107% of his base salary, with a target EICP payout of 125% of his base salary), Mr. Corkery received a total payout for 2011 of $155,689 (43% of his base salary, with a target EICP payout of 56% of his base salary), Ms. Dhallan received a total payout in 2011 of $146,095 (45% of her base salary, with a target EICP payout of 62% of her base salary), Mr. Dorph received a total payout in 2011 of $192,315 (53% of his base salary, with a target EICP payout of 62% of his base salary) and Mr. Hall received a total payout in 2011 of $109,300 (36% of his base salary, with a target EICP payout of 50% of his base salary).

Ms. Parent received a total EICP payout for 2011 of $213,352. Ms. Parent’s EICP payout for 2011 was contractually agreed to pursuant to the terms of her Separation Agreement and Release, and as a result, it was not based on specific individual performance goals. See “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

Code Section 162(m)

Section 162(m) of the Code generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and to the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Code, as well as other sections of the Code, while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the Company and its stockholders which may or may not qualify for tax deductibility.

Equity

We use equity awards in the form of restricted stock and stock options as a means of incentivizing and aligning executive behavior to increase stockholder value, to foster a long-term commitment to us and our stockholders and as a means of attracting and retaining executives.

A number of factors are considered when determining the size of all equity grants, including labor market conditions, executive performance and a review of the executive’s overall compensation package. Initial equity grants are designed to attract experienced executives with established records of success and significant public company experience. Subsequent grants of stock options or restricted stock, including the grants made to our executive officers in January 2011, are designed to ensure that equity compensation remains competitive within our peer group and that we incentivize and retain the executive officers who are critical to our success. The January 2011 grants were designed to ensure that the executives received an annual grant that is consistent with grants within our peer group and that the total value of each executive’s equity holdings was sufficient to retain such executive. We do not have any stock ownership requirements or objectives for our executives.

In April 2007, we implemented our 2007 Stock Incentive and Award Plan (the “2007 Plan”) that provides for the potential award of various equity instruments, including stock options, restricted stock, stock appreciation rights and dividend equivalent rights. Our 2007 Plan was approved by the Compensation Committee and our stockholders. An amendment and restatement of the 2007 Plan was approved by our Board of Directors and a majority of our stockholders in August 2010. The equity awards for 2010 described in this section were made pursuant to our 2007 Plan. Prior to the adoption of the 2007 Plan, equity awards were granted pursuant to our 2005 Stock Option Plan (the “2005 Plan”).

All option awards under our 2005 Plan and 2007 Plan to our named executive officers vest ratably at 25% per year and have a 10-year maximum term, with a strike price set at the fair market value on the date of grant. Vesting occurs on each anniversary date of the grant, except for the initial grant, which generally vests on each anniversary date of employment. The portion of an option under our 2005 Plan that is vested must be exercised within 180 days after the date of termination of an executive. The portion of an option under our 2007 Plan that is vested must be exercised within 45 days after the date of termination of an executive.

Restricted stock awards made in 2008, 2010 and 2011 to our named executive officers under our 2007 Plan vest ratably at 25% per year, with vesting occurring on each anniversary of the date of grant. Restricted stock awards made in 2009 to our named executive officers vested ratably at 50% per year. The restricted stock awards made prior to 2010 were originally subject to selling restrictions set forth in a shareholders’ agreement. See “Related Party Transactions—Shareholders’ Agreements.”

Benefits

Our executives also participate in our standard benefit plans, which are offered to all U.S.-based employees and include our 401(k) plan.

Our executives have the opportunity to participate in our health and welfare benefit programs, which include a group medical program, a group dental program, a vision program, life insurance, disability insurance and flexible spending accounts. These benefits are the same as those offered to all other U.S.-based employees. Through our benefit programs, each of our named executive officers received group term life insurance equivalent to 100% of their annual base salary. While provided as a benefit, the cost of the group term life insurance is included in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements and Arrangements

We have entered into employment agreements or arrangements with our named executive officers. These employment agreements or arrangements are currently in effect, except with respect to Ms. Parent, who ceased to serve as an executive officer effective April 1, 2011, and Mr. Dorph, who ceased to serve as an executive officer effective February 1, 2012. The employment agreements or arrangements provide for severance benefits and establish a non-competition obligation. See “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

2011 Executive Compensation Overview

The following base salary and bonus potential were in effect in 2011:

Executive	2011 Annual Salary	Annual Variable Compensation Opportunity
Kevin T. Parker	$570,000	$712,500
Michael P. Corkery	$360,000	$200,000
Namita S. Dhallan	$325,000	$200,000
Hugo Dorph	$360,000	$224,470
Garland T. Hall	$300,000	$150,000

In June 2011, Mr. Hall’s 2011 base salary was increased from $270,000 to $300,000 in connection with his promotion to Executive Vice President, Customer Care.

The Compensation Committee also reviewed the equity holdings of each executive officer and provided a grant of restricted stock in January 2011. The January 2011 grants were designed to ensure that the executives received an annual grant that is consistent with the grants within our peer group and that the total value of each executive’s equity holdings was sufficient to retain such executive. As a result, the following grants were made:

Executive	Restricted Stock Granted in January 2011
Kevin T. Parker	150,000
Michael P. Corkery	50,000
Namita S. Dhallan	50,000
Hugo Dorph	80,000
Garland T. Hall	35,000

In January 2011, Mr. Parker was also granted options to acquire 200,000 shares of our common stock at an exercise price of $7.35 per share. The options vest ratably over a four-year period.

In addition, on June 15, 2011, Mr. Hall was granted 25,000 shares of restricted stock in connection with his promotion to Executive Vice President, Customer Care.

The terms of Ms. Parent’s Separation Agreement and Release were based on an annual base salary of $360,000 and an annual variable compensation opportunity of $224,470. The Separation Agreement and Release reflected that the grant of 40,000 shares of restricted common stock to Ms. Parent in January 2011 would remain in effect and continue to vest until April 2012. See “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

Executive Compensation

The following tables and narrative set forth information concerning the compensation paid to, awarded to or earned by our named executive officers in 2011.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers with respect to 2011 and, as applicable, 2010 and 2009:

Name and Principal Position	Year	Salary ($)		Bonus ($)			Equity Awards (1)($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation (2)($)			Total ($)
Kevin T. Parker Chairman of the Board, President and Chief Executive Officer	2011 2010 2009	$ $ $	568,333 530,000 530,000		— — —		$ $ $	2,005,993 3,137,786 588,000	$ $ $	610,969 406,075 450,125	$ $ $	3,294 1,919 7,246	(3)	$ $ $	3,188,589 4,075,780 1,575,371

Michael P. Corkery Executive Vice President, Chief Financial Officer and Treasurer	2011 2010	$ $	359,583 332,765	$	— 92,500		$ $	367,500 487,800	$ $	155,689 45,603	$ $	3,059 1,613	(4)	$ $	885,831 960,281

Namita S. Dhallan Executive Vice President, Product Strategy and Engineering	2011		$325,000		—			$367,500		$146,095		$490	(5)		$839,085

Hugo Dorph Executive Vice President and General Manager, Professional Services (10)	2011		$345,000		$626,873	(6)		$588,000		$192,315		$363,888	(7)		$2,116,076

Garland T. Hall Executive Vice President, Customer Care	2011		$285,417		—			$431,750		$109,300		$3,153	(8)		$829,620

Carolyn J. Parent	2011		$89,896		—			$294,000		—		$507,358	(9)		$891,254
Executive Vice President and General Manager, GovCon (11)	2010		$325,000		—			$785,650		$130,683		$331			$1,241,664
	2009		$325,000		—			$160,720		$192,963		$6,193			$684,876

(1)	Reflects the grant date fair value of equity awards granted during 2011 and, as applicable, 2010 and 2009, calculated in a manner consistent with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.
(2)	Includes our contributions to our 401(k) plan and group life insurance contributions on behalf of the named executive officers, in addition to other items for Messrs. Parker, Corkery, Dorph and Hall and Misses. Dhallan and Parent identified in footnotes (3) to (5) and (7) to (9).
(3)	For 2011, the compensation for Mr. Parker includes $794 of group life insurance contributions and $2,500 of 401(k) employer contributions.
(4)	For 2011, the compensation for Mr. Corkery includes $559 of group life insurance contributions and $2,500 of 401(k) employer contributions.
(5)	For 2011, the compensation for Ms. Dhallan includes $490 of group life insurance contributions.

(6)	This amount represents a loyalty bonus paid to Mr. Dorph in July 2011 for his continued service following the Company’s acquisition of Maconomy A/S in 2010.
(7)	For 2011, the compensation for Mr. Dorph includes $537 of group life insurance contributions, $2,500 of 401(k) employer contributions, $88,676 of tax gross-up payments, $62,177 of relocation expenses, $61,077 of expenses to lease a personal residence for Mr. Dorph in the United States, $28,931 of expenses to lease two automobiles in the United States, $38,907 of dependent education expenses, $33,000 paid to Mr. Dorph for contribution to his personal retirement savings in Denmark, as well as payments for utilities for Mr. Dorph’s leased residence in the United States, travel expenses for Mr. Dorph and his family, incidental expenses related to his relocation to the United States, temporary living expenses for Mr. Dorph and his family in the United States, financial planning advice expenses and tax preparation costs. Certain travel expenses reported within this column were converted to U.S. dollars using a rate of 5.4757 Danish Krone per dollar, calculated as of January 31, 2011.
(8)	For 2011, the compensation for Mr. Hall includes $653 of group life insurance contributions and $2,500 of 401(k) employer contributions.
(9)	For 2011, the compensation for Ms. Parent includes $483,040 payable pursuant to the terms of her Separation Agreement and Release, $15,000 for outplacement services, $8,775 for accrued vacation and $543 of group life insurance contributions.
(10)	Mr. Dorph ceased serving as Executive Vice President and General Manager, Professional Services on February 1, 2012.
(11)	Ms. Parent ceased serving as Executive Vice President and General Manager, GovCon on April 1, 2011.

Grants of Plan-Based Awards for Year Ended December 31, 2011

The following table sets forth each grant of plan-based awards to our named executive officers with respect to 2011.

Name	Grant Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Restricted Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards (2)
Kevin T. Parker	EICP			$712,500
	Restricted Stock	01/04/2011	12/10/2010			150,000		$—	$1,102,500
	Options	01/04/2011	12/10/2010				200,000	$7.35	$903,493

Michael P. Corkery	EICP			$200,000
	Restricted Stock	01/04/2011	12/10/2010			50,000		$—	$367,500

Namita S. Dhallan	EICP			$200,000
	Restricted Stock	01/04/2011	12/10/2010			50,000		$—	$367,500

Hugo Dorph	EICP			$224,470
	Restricted Stock	01/04/2011	12/10/2010			80,000		$—	$588,000

Garland T. Hall	EICP			$150,000
	Restricted Stock	01/04/2011	12/10/2010			35,000		$—	$257,250
	Restricted Stock	06/15/2011	06/15/2011			25,000		$—	$174,500

Carolyn J. Parent	EICP			$224,470	(3)
	Restricted Stock	01/04/2011	12/10/2010			40,000		$—	$294,000

(1)	There are no thresholds or maximum payouts under the EICP. The information provided relates to the targets that were in effect during 2011. See “Executive and Director Compensation—Compensation Discussion and Analysis—Incentive Compensation.”
(2)	Reflects the grant date fair value of equity awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.
(3)	At the time of Ms. Parent’s Separation Agreement and Release, Ms. Parent’s target EICP payout was established at $224,470.

Incentive and Benefit Plans

2005 Stock Option Plan

Our Board of Directors adopted our 2005 Plan on July 20, 2005. In connection with the reincorporation and name change of Deltek Systems, Inc., a Virginia corporation, to Deltek, Inc., a Delaware corporation, which occurred on April 10, 2007, the options to acquire Deltek Systems, Inc. common stock became options to acquire Deltek, Inc. common stock on the same terms, for the same number of shares and at the same exercise price as applied to the options prior to the reincorporation. The converted options are subject to our 2005 Plan (as amended and restated in connection with the reincorporation) and to the related stock option agreements.

The 2005 Plan provides for the grant of options to purchase shares of our common stock to employees, directors and consultants of the Company or our subsidiaries. These options are not intended to, and do not, qualify as incentive stock options. Prior to the establishment of our Compensation Committee, the 2005 Plan was administered by our Board of Directors. The 2005 Plan is now administered by the Compensation Committee of our Board of Directors, and the Compensation Committee sets the terms and conditions of the options.

The 2005 Plan provides that the Compensation Committee has the authority to adjust the maximum number of shares of common stock issuable under the 2005 Plan, the number of shares covered by outstanding options, the applicable exercise price of an existing option and any other terms of an outstanding option as a result of any change in the number of shares of common stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction. The 2005 Plan also gives our Board of Directors the right to amend or terminate the 2005 Plan, except that, to the extent necessary under any applicable law, no amendment will be effective unless approved by our stockholders. In addition, no amendment may adversely affect the rights of any optionee without the optionee’s consent. Notwithstanding the foregoing sentence, an amendment to increase the number of shares of common stock available for issuance under the 2005 Plan will not be deemed to adversely affect any optionee. The 2005 Plan was approved by our stockholders.

The form of stock option agreement provides that options generally vest and become exercisable in equal installments on each of the first four anniversaries of the grant date. Options granted under the 2005 Plan have a maximum term of 10 years from the date of grant, unless terminated earlier. For a discussion regarding vesting of options upon a change of control and the effect of a termination of an optionee’s employment, see “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

Under the 2005 Plan, each optionee was required to execute a shareholders’ agreement, among other conditions, prior to being deemed the holder of, or having any rights with respect to, any shares of our common stock. In accordance with the shareholders’ agreement, stockholders who were a party to the agreement were entitled to participate proportionately in an offering of common stock by the New Mountain Funds. If the number of shares of our common stock which the optionee is entitled to sell in this offering exceeds the number of shares of common stock held by the optionee, any options held by the optionee (including unvested options) may be exercised to the extent of the excess. A stockholder may choose any combination of shares and options (if vested) in determining the securities the stockholder will sell in the public or private offering. Any unvested options may only be exercised to the extent there is an amount of securities that such stockholder may sell that has not been covered by shares or vested options. See “Related Party Transactions.”

Prior to the adoption of our 2007 Plan (described in more detail below), a total of 6,310,000 shares of common stock issuable upon exercise of options were authorized under the 2005 Plan. As of December 31, 2011, options to purchase a total of 3,161,146 shares of common stock were issued and outstanding under the 2005 Plan. No further grants were made under the 2005 Plan after April 11, 2007. Subsequent equity grants have been made under our 2007 Plan. See “Executive and Director Compensation—Incentive and Benefit Plans—Amended and Restated 2007 Stock Incentive and Award Plan.”

Unless otherwise set forth in a stock option agreement, our 2005 Plan and the form of stock option agreement state that all unvested options will terminate upon the termination of an optionee’s employment for any reason. In addition, the form of stock option agreement provides that vested options may be exercised during the 180-day period following termination, but in no event after the expiration of the term of the options. Any portion of vested options not exercised during this 180-day period will terminate and be of no further force and effect. If an optionee’s employment is terminated by us for cause, the options held by the optionee will immediately terminate, regardless of vesting.

The 2005 Plan provides that in the event of the liquidation or dissolution of our Company or a merger or consolidation of our Company, and unless otherwise provided in a stock option agreement, all options issued under the 2005 Plan will continue in effect in accordance with their respective terms, except that following such transactions:

•	each outstanding option will be treated as provided for in the operative plan or agreement entered into in connection with the transaction; or

•

if not so provided in the 2005 Plan or agreement entered into in connection with the transaction, each optionee will be entitled to receive upon exercise of any outstanding option, the same number and kind of stock, securities, cash, property or other consideration that each holder of our common stock was entitled to receive in the transaction. Any consideration received will remain subject to all of the conditions applicable to the options prior to the transaction.

In addition, the 2005 Plan provides that, upon the merger or consolidation of our Company, liquidation of our Company or sale to a third party of all or substantially all of our assets or the sale to a third party of our common stock (other than through a public offering) in which the New Mountain Funds cease to beneficially own any of our voting securities, the 2005 Plan and the unexercised portion of any outstanding options will terminate, unless continuation or substitution of the option is provided for in writing in connection with the transaction.

The form of stock option agreement also contains the provisions described in the prior two paragraphs. In addition, the form stock option agreement, together with our shareholders’ agreement, provides that, if the New Mountain Funds sell any of their shares of our common stock to a third party (including in the case of a total sale of their common stock to a third party), optionees are entitled to sell, and may be required to sell, the same percentage of the shares of our common stock as the New Mountain Funds sell. Any options held by an optionee may be exercised to the extent of the excess, if any, of:

•	the number of shares with respect to which the optionee is entitled to, or is being required to, participate in the sale; over

•	the number of shares previously issued to the optionee upon exercise of any options held by the optionee that have not been previously disposed of.

If the sale is not consummated, any options held by the optionee will be exercisable thereafter only to the extent they would have been exercisable if notice of the sale had not been given. The form of stock option agreement provides that the options would continue in effect in accordance with their terms in the event of a total sale by the New Mountain Funds of their common stock to a third party if provided for in writing in connection with the transaction.

The form of stock option agreement under the 2005 Plan prohibits each optionee from:

•	disclosing or furnishing to any other person any confidential or proprietary information about us or any of our affiliates;

•

directly or indirectly soliciting for employment any of our employees or any employee of any of our affiliates at any time before the second anniversary of the optionee’s termination of employment; and

•	selling, transferring, assigning, exchanging, pledging, encumbering or otherwise disposing of any option.

The form of stock option agreement also provides that, at our discretion, we will be entitled to terminate the options, or any unexercised portion of the options, held by the optionee if any optionee:

•

engages in any prohibited disclosure (or breaches the holder’s obligations under any non-disclosure or non-use of confidential information provision contained in any employment agreement to which the optionee is a party), prohibited solicitation (or breaches any non-solicitation obligations under any employment agreement to which the optionee is a party) or prohibited transfer of the holder’s options;

•	owns, manages or is employed by any of our competitors or is a competitor of the Company in an individual capacity; or

•	is convicted of a felony against us or our affiliates.

With respect to the treatment of outstanding options upon an optionee’s termination of employment or a change in control of us, the options held by our named executive officers are subject to additional or different terms than those summarized above. See “Change in Control and Potential Payments Upon Termination or Change in Control.”

Amended and Restated 2007 Stock Incentive and Award Plan

Our Board of Directors adopted our 2007 Plan in April 2007, and our stockholders have approved it. The 2007 Plan authorized the initial issuance of 1,840,000 shares of our common stock. The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and stock options which do not so qualify, restricted stock and performance-based restricted stock, stock appreciation rights, dividend equivalent rights, performance units and performance shares, cash incentive awards, phantom stock awards and share awards. Directors, officers, employees, including future employees who have received written offers of employment, and consultants and advisors to us and our subsidiaries (each an eligible individual) may receive grants under the 2007 Plan. The 2007 Plan is designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code as currently in effect, and the conditions for exemptions from short-swing profit recovery rules under Rule 16b-3 under the Exchange Act. In August 2010, our Board of Directors and a majority of our stockholders approved the amendment and restatement of the 2007 Plan to, among other things: (i) increase the maximum number of shares of our common stock that may be issued under the 2007 Plan by 1,140,000 shares, (ii) extend the term of the 2007 Plan by three years to August 12, 2020, (iii) revise specified per-participant limitations on awards that may be granted under the 2007 Plan and (iv) make other technical changes to the 2007 Plan to provide for updates in applicable law. The amendment and restatement to the 2007 Plan became effective on September 20, 2010.

The 2007 Plan requires that a committee of at least two members of the Board of Directors administer the 2007 Plan. The committee may consist of the entire Board of Directors, but:

•

if the committee consists of less than the entire Board of Directors, then with respect to any option or award granted to an eligible individual who is subject to Section 16 of the Exchange Act, the committee must consist of at least two directors, each of whom must be a “non-employee director” for purposes of Section 16 of the Exchange Act; and

•

if needed for any option or award to qualify as performance-based compensation, the committee must consist of at least two directors, each of whom must be an outside director for purposes of Section 162(m) of the Code.

The Compensation Committee currently administers the 2007 Plan and has appointed a subcommittee to satisfy the requirements of Section 16 of the Exchange Act and Section 162(m) of the Code described above. Generally, the committee (and if appropriate, the subcommittee) or, pursuant to delegated authority, the Chairman of the committee and, with respect to certain positions, one more committee member, have the right to grant options and other awards to eligible individuals and to determine the terms and conditions of options and awards, including the vesting schedule and exercise price of options and awards.

Until the termination of the 2007 Plan, the number of shares available for issuance is increased annually on January 1st of each year, in an amount equal to 3% of the total number of our shares of common stock issued and outstanding as of December 31st of the immediately preceding calendar year. Accordingly, on January 1, 2009, 2010 and 2011, the number of shares available for issuance under the 2007 Plan was increased by 1,304,747, 1,988,762, and 2,064,083 shares, respectively. Our Board of Directors has the discretion to reduce the amount of the annual increase in any particular year. The number of shares available for issuance under the 2007 Plan is subject to adjustment in the event of any change in capitalization affecting our outstanding common stock. No more than 7,500,000 shares may be issued under incentive stock options or other awards granted under the 2007 Plan. On and after September 20, 2010, the effective date of the amendment and restatement of the 2007 Plan:

•

the number of shares that may be made the subject of options and stock appreciation rights granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award);

•

the number of shares that may be made the subject of performance shares or performance-based restricted stock granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award);

•	the dollar amount of cash that may be made the subject of performance units granted to an eligible individual in any calendar year may not exceed $1,500,000; and

•	the dollar amount of cash that may be made the subject of cash incentive awards granted to an eligible individual in any calendar year may not exceed $5,000,000.

Two exceptions to the limitations described above may apply. First, the specified limits double with respect to options and awards granted to an eligible individual during the calendar year in which the individual first commences service with us. Second, the specified limits, which are stated on a calendar-year basis, will be multiplied by the number of calendar years over which the applicable performance cycle spans, in whole or in part, when applied to performance-based awards such as performance shares, performance-based restricted stock, performance units and cash incentive awards.

In the event of certain transactions involving our common stock, including a merger or consolidation, the 2007 Plan and the options and awards issued under the 2007 Plan will continue in effect in accordance with their respective terms, except that following these transactions either:

•	each outstanding option or award will be treated as provided for in the agreement entered into in connection with the transaction; or

•

if not so provided in the agreement, each optionee or grantee will be entitled to receive in respect of each share of common stock subject to any outstanding option or award, upon exercise of an option or payment or transfer in respect of any award, the same consideration that each holder of a share of common stock was entitled to receive in the transaction, provided, however, that unless otherwise determined by the committee, the consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to the transaction. In addition, in the event of a change in ownership or effective control of us, the committee may provide, in an agreement evidencing the grant of an option or award or at any time thereafter, that options or awards may become vested and exercisable and may become free of restrictions, to the extent of all or any portion of the option or award.

The 2007 Plan will automatically terminate on August 12, 2020, unless terminated earlier by our Board of Directors. Generally, our Board of Directors and the Compensation Committee may terminate, amend, modify or suspend the 2007 Plan at any time, except that no such action may impair and adversely affect the rights under any award previously granted to a participant without the participant’s consent, and no material modification to performance goals and targets under the 2007 Plan may be made without stockholder approval. All options and awards made under the 2007 Plan prior to termination of the 2007 Plan will remain in effect until the options and awards have been satisfied or terminated in accordance with the 2007 Plan and the terms of the applicable agreements.

Certain holders of stock options, restricted stock or other awards under the 2007 Plan are subject to a shareholders’ agreement. See “Related Party Transactions.”

Employee Incentive Compensation Program

The Company’s named executive officers participate in our EICP. The EICP provides monetary compensation that is generally a pre-established percentage of an executive’s base salary. The 2011 EICP target variable compensation ranged between 50% and 125% of annual base salary for each of our named executive officers. The EICP amounts are earned and paid quarterly and are calculated based on two components: Company performance against specific financial targets and personal performance against identified quarterly goals and objectives. Pursuant to the terms of Mr. Dorph’s secondment agreement, Mr. Dorph was guaranteed that his quarterly payout for the first two quarters of 2011 would be a minimum of 100% of his target payout. See “Executive and Director Compensation—Compensation Discussion and Analysis—Incentive Compensation—Plan Structure.”

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan (“ESPP”) is designed to enable eligible employees to periodically purchase shares of our common stock at a discount from the fair market value of our common stock on the date of purchase. Our executive officers and directors are not eligible to participate in our ESPP.

Outstanding Equity Awards at December 31, 2011

Option Awards

The following table sets forth outstanding stock option awards for each of our named executive officers at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Vesting Commencement Date	Option Expiration Date
Kevin T. Parker	671,145	—	$3.61	06/27/2005	07/19/2015
	69,250	—	$7.22	06/27/2005	07/19/2015
	160,000	—	$13.10	03/15/2007	03/14/2017
	158,673	52,892	$12.98	02/22/2008	02/21/2018
	50,000	150,000	$8.27	01/04/2010	01/03/2020
	—	200,000	$7.35	01/04/2011	01/03/2021
Michael P. Corkery	—	—	—	—	—
Namita S. Dhallan	—	—	—	—	—
Hugo Dorph	—	—	—	—	—
Garland T. Hall	75,000	25,000	$6.17	10/01/2008	09/30/2018
Carolyn J. Parent	101,709	—	$7.91	03/01/2006	03/08/2016
	14,623	—	$11.48	03/01/2006	12/03/2016
	100,000	—	$13.10	03/15/2007	03/14/2017
	26,250	8,750	$12.98	02/22/2008	02/21/2018

(1)	All stock options granted to the named executive officers vest 25% on each anniversary of the vesting commencement date.

Restricted Stock Awards

The following table sets forth outstanding unvested restricted stock awards for each of our named executive officers at December 31, 2011.

Name	Number of Shares of Restricted Stock (Unvested)	Market Value of Shares of Restricted Stock (Unvested) (1)	Grant Date (2)
Kevin T. Parker	187,500	$1,841,250	01/04/2010
	150,000	$1,473,000	01/04/2011
Michael P. Corkery	45,000	$441,900	01/05/2010
	50,000	$491,000	01/04/2011
Namita S. Dhallan	45,000	$441,900	05/24/2010
	50,000	$491,000	01/04/2011
Hugo Dorph	80,000	$785,600	01/04/2011
Garland T. Hall	42,750	$419,805	01/04/2010
	35,000	$343,700	01/04/2011
	25,000	$245,500	06/15/2011
Carolyn J. Parent	4,750	$46,645	02/22/2008
	71,250	$699,675	01/04/2010
	40,000	$392,800	01/04/2011

(1)	The market value of the restricted stock awards represents that product of the closing price of the Company’s common stock as of December 30, 2011 (the last trading day of 2011), which was $9.82, and the number of shares underlying such award.
(2)	Restricted stock granted in 2008, 2010 and 2011 vests 25% on each anniversary of the grant date.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2011, none of our named executive officers exercised any stock options or realized value on the exercise of stock options. During the fiscal year ended December 31, 2011, our named executive officers had the following restricted stock grants vest:

Name	Number of Shares of Restricted Stock (Vested)	Value Realized on Vesting	Grant Date
Kevin T. Parker	75,000	$570,750	02/19/2009
	62,500	$459,375	01/04/2010
Michael P. Corkery	15,000	$110,850	01/05/2010
Namita S. Dhallan	15,000	$109,050	05/24/2010
Hugo Dorph	—	—	—
Garland T. Hall	20,500	$156,005	02/18/2009
	14,250	$104,738	01/04/2010
Carolyn J. Parent	4,750	$34,580	02/22/2008
	20,500	$156,005	02/18/2009
	23,750	$174,563	01/04/2010

Change in Control and Potential Payments Upon Termination or Change in Control

For purposes of our change in control policy, a “change in control” will occur if:

•

any third party not affiliated with the New Mountain Funds or any of their affiliates, but excluding Kenneth E. deLaski and persons and entities related to him, owns, directly or indirectly, more of our voting capital stock than the New Mountain Funds or any of their affiliates own; or

•	a third party not affiliated with the New Mountain Funds or any of their affiliates has or obtains the right to elect a majority of our Board of Directors.

Kevin T. Parker

Under Mr. Parker’s amended employment agreement, if we terminate Mr. Parker’s employment without “cause” or give a notice of non-renewal of the agreement or if Mr. Parker terminates his employment for “good reason” (as such terms are defined below), Mr. Parker will be entitled to receive as severance two years’ salary continuation at his then-current base salary rate, a lump sum payment equal to two times his target annual variable compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. If Mr. Parker’s employment is terminated due to his death or disability, he will receive as severance, salary continuation at his then-current base salary rate for 12 months, a lump sum payment equal to two times his target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. If we terminate Mr. Parker’s employment for “cause,” Mr. Parker will be entitled to receive only accrued base salary and benefits as of the date of termination, and his outstanding option awards, whether exercisable or unexercisable, will immediately terminate.

Upon a change of control or in the event that Mr. Parker’s employment is terminated due to his death or disability, Mr. Parker’s stock option agreement provides that the unvested stock options held by Mr. Parker will immediately be accelerated and deemed to be vested and exercisable in full.

Upon a change of control or in the event that Mr. Parker’s employment is terminated due to his death or disability, Mr. Parker’s restricted stock agreement provides that the restricted stock held by Mr. Parker will immediately be accelerated and deemed to be vested and exercisable in full.

For purposes of Mr. Parker’s amended employment agreement, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Parker’s part that causes material damage to us; or

•	Mr. Parker’s breach of a material term of his employment agreement that is not cured within 30 days after written notice to him.

“Good reason” is defined as:

•

a reduction, without Mr. Parker’s written consent, in the nature and scope of Mr. Parker’s authorities, powers, functions or duties that is not cured within 60 days after written notice to us (which reduction will be assumed if Mr. Parker no longer serves as our sole Chief Executive Officer and a voting member of our Board of Directors);

•

a reduction, without Mr. Parker’s written consent, in Mr. Parker’s compensation (including base salary or target cash incentive compensation opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Mr. Parker’s residence or more than 120% (in miles) of Mr. Parker’s prior commute, whichever is greater and which is required without Mr. Parker’s prior written consent; or

•	our material breach of any material terms of Mr. Parker’s employment or Mr. Parker’s employment agreement that is not cured within 30 days after written notice to us.

Mr. Parker’s employment agreement automatically extends each year for an additional one-year term unless either party gives notice of non-renewal to the other party at least six months prior to the expiration of the relevant period.

If any payments or distributions due to Mr. Parker in connection with a change in control of us, including by reason of his termination of employment, would be subject to the excise tax imposed by Section 4999 of the Code, we will provide Mr. Parker with a gross-up payment so that he will be made whole for any excise tax imposed on the payments or distributions resulting from the change in control.

Mr. Parker is bound by obligations of confidentiality during the term of his employment and thereafter. Mr. Parker’s employment agreement contains non-solicitation provisions that apply during the term of Mr. Parker’s employment and for a period of 12 months following termination of his employment for any reason. A restrictive covenant relating to non-competition applies during the term of Mr. Parker’s employment and for a period of 12 months thereafter, if Mr. Parker is terminated for any reason prior to a change in control, or for six months thereafter, if Mr. Parker is terminated for any reason on or after a change in control.

Michael P. Corkery

If the employment of Mr. Corkery is terminated prior to a change in control either by us without “cause” or by the executive for “good reason” (as such terms are defined below), Mr. Corkery will receive as severance six months’ salary continuation at his then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of Mr. Corkery is terminated either by us or our successor without “cause” or by Mr. Corkery for “good reason,” he will receive as severance 18 months’ salary continuation at his then-current base salary rate, a lump sum payment equal to one and one-half times his target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

If Mr. Corkery’s employment is terminated by us for “cause,” he will be entitled to receive only accrued base salary and benefits as of the date of termination.

Mr. Corkery’s restricted stock agreement provides that in the event that Mr. Corkery’s employment is terminated due to his death or disability, the restricted stock held by Mr. Corkery will become fully vested. Mr. Corkery’s restricted stock agreement also provides that if his employment is terminated by us or our successor without “cause” or by Mr. Corkery for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Mr. Corkery will immediately be accelerated and deemed to be vested and exercisable in full.

For purposes of Mr. Corkery’s employment letter, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Corkery’s part that causes material damage to us;

•	Mr. Corkery’s material violation of his non-competition agreement; or

•	Mr. Corkery’s breach of a material term of his employment letter that is not cured within 30 days after written notice to him.

“Good reason” is defined as:

•

a material reduction, without Mr. Corkery’s written consent, in the nature and scope of Mr. Corkery’s authorities, powers, functions or duties that is not cured within 30 days after written notice to us (which reduction will be assumed if Mr. Corkery no longer serves as our sole chief financial officer or if we cease to be a public company) that is not cured within 30 days after written notice to us;

•	a reduction, without Mr. Corkery’s written consent, in Mr. Corkery’s compensation (including base salary or target bonus opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Mr. Corkery’s residence or more than 120% (in miles) of Mr. Corkery’s prior commute, whichever is greater, and which is required without Mr. Corkery’s prior written consent; or

•	our material breach of Mr. Corkery’s employment letter that is not cured within 30 days after written notice to us.

If any payments or distributions due to Mr. Corkery in connection with a change in control of us would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Corkery will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to Mr. Corkery.

Mr. Corkery has entered into a non-competition agreement with us as a condition to his employment. Under the non-competition agreement, Mr. Corkery is bound by obligations of confidentiality during the term of his employment and thereafter. The non-competition agreement also requires him to abide by restrictive covenants relating to non-solicitation and non-competition during the term of his employment and for a period of 12 months following termination of his employment.

Namita S. Dhallan

If the employment of Ms. Dhallan is terminated prior to a change in control either by us without “cause” or by Ms. Dhallan for “good reason” (as such terms are defined below), she will receive as severance six months’ salary continuation at her then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of Ms. Dhallan is terminated either by us or our successor without “cause” or by Ms. Dhallan for “good reason,” Ms. Dhallan will receive as severance 18 months’ salary continuation at her then-current base salary rate, a lump sum payment equal to one and one-half times her target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

Ms. Dhallan’s restricted stock agreement provides that in the event that Ms. Dhallan’s employment is terminated due to her death or disability, the restricted stock held by Ms. Dhallan will become fully vested. Ms. Dhallan’s restricted stock agreement also provides that if her employment is terminated by us or our successor without “cause” or by Ms. Dhallan for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Ms. Dhallan will immediately be accelerated and deemed to be vested and exercisable in full.

If Ms. Dhallan’s employment is terminated by us for “cause,” she will be entitled to receive only accrued base salary and benefits as of the date of termination.

For purposes of the Ms. Dhallan’s employment letter, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Ms. Dhallan’s part that causes material damage to us;

•	Ms. Dhallan’s material violation of her non-competition agreement; or

•	Ms. Dhallan’s breach of a material term of her employment letter that is not cured within 30 days after written notice to her.

“Good reason” is defined as:

•	a material reduction, without Ms. Dhallan’s written consent, in the nature and scope of her authorities, powers, functions or duties that is not cured within 30 days after written notice to us;

•	a reduction, without Ms. Dhallan’s written consent, in her compensation (including base salary or target bonus opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Ms. Dhallan’s residence or more than 120% (in miles) of her prior commute, whichever is greater, and which is required without Ms. Dhallan’s prior written consent; or

•	our material breach of Ms. Dhallan’s employment letter that is not cured within 30 days after written notice to us.

If any payments or distributions due to Ms. Dhallan in connection with a change of control of us would be subject to the excise tax imposed by Section 4999 of the Code, Ms. Dhallan will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to Ms. Dhallan.

Ms. Dhallan has entered into a non-competition agreement with us as a condition of her employment. Under the non-competition agreement, she is bound by obligations of confidentiality during the term of her employment and thereafter. The non-competition agreement also requires Ms. Dhallan to abide by restrictive covenants relating to non-solicitation and non-competition during the term of her employment and for a period of 12 months following termination of her employment.

Garland T. Hall

If the employment of Mr. Hall is terminated prior to a change in control either by us without “cause” or by Mr. Hall for “good reason” (as such terms are defined below), he will receive as severance six months’ salary continuation at Mr. Hall’s then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of Mr. Hall is terminated either by us or our successor without “cause” or by Mr. Hall for “good reason,” he will receive as severance 18 months’ salary continuation at his then-current base salary rate, a lump sum payment equal to one and one-half times Mr. Hall’s target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

Mr. Hall’s restricted stock agreement provides that in the event that Mr. Hall’s employment is terminated due to his death or disability, the restricted stock held by Mr. Hall will become fully vested. Mr. Hall’s restricted stock agreement also provides that if his employment is terminated by us or our successor without “cause” or by Mr. Hall for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Mr. Hall will immediately be accelerated and deemed to be vested and exercisable in full.

If the employment of Mr. Hall is terminated by us for “cause,” he will be entitled to receive only accrued base salary and benefits as of the date of termination, and his outstanding option awards, whether exercisable or unexercisable, will immediately terminate.

For purposes of the Mr. Hall’s employment letter, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Hall’s part that causes material damage to us;

•	Mr. Hall’s material violation of his non-competition agreement; or

•	Mr. Hall’s breach of a material term of his employment letter that is not cured within 30 days after written notice to him.

“Good reason” is defined as:

•

a material reduction, without Mr. Hall’s written consent, in the nature and scope of his authorities, powers, functions or duties that is not cured within 30 days after written notice to us (provided, however, that neither a change in the executive’s reporting responsibilities nor our ceasing to be a publicly registered company will automatically constitute “good reason” unless, as a result thereof, there is a material reduction, without the executive’s consent, of the nature and scope of the executive’s authorities, powers, functions or duties);

•	a reduction, without Mr. Hall’s written consent, in his compensation (including base salary or target bonus opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Mr. Hall’s residence or more than 120% (in miles) of his prior commute, whichever is greater, and which is required without Mr. Hall’s prior written consent; or

•	our material breach of Mr. Hall’s employment letter that is not cured within 30 days after written notice to us.

If any payments or distributions due to Mr. Hall in connection with a change of control of us would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Hall will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to Mr. Hall.

Mr. Hall has entered into a non-competition agreement with us as a condition of his employment. Under the non-competition agreement, he is bound by obligations of confidentiality during the term of his employment and thereafter. The non-competition agreement also requires Mr. Hall to abide by restrictive covenants relating to non-solicitation and non-competition during the term of his employment and for a period of 12 months following termination of his employment.

Hugo Dorph

If the employment of Mr. Dorph is terminated without “cause” (as defined below), Mr. Dorph will be entitled to a 90 day notice period and an additional 12 months notice pay. Mr. Dorph will also be entitled to: (i) reimbursement for actual and reasonable expenses, capped at a certain level, related to his repatriation to Denmark following such termination; (ii) reimbursement for certain living allowances for a 90-day period; and (iii) Deltek’s assumption of lease payments related to Mr. Dorph’s leased home and automobiles in the United States. If Mr. Dorph’s employment terminates due to his death, his family will receive an amount equal to six months of his then current salary.

Mr. Dorph’s restricted stock agreement provides that in the event that Mr. Dorph’s employment is terminated due to his death or disability, the restricted stock held by Mr. Dorph will become fully vested. Mr. Dorph’s restricted stock agreement also provides that if his employment is terminated by us or our successor without “cause” or by Mr. Dorph for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Mr. Dorph will immediately be accelerated and deemed to be vested and exercisable in full.

If the employment of Mr. Dorph is terminated by us for “cause,” he will be entitled to receive only accrued base salary and benefits as of the date of termination.

For the purposes of Mr. Dorph’s secondment agreement, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Dorph’s part that causes material damage to us;

•	Mr. Dorph’s material violation of his non-competition agreement; or

•	Mr. Dorph’s breach of a material term of his secondment agreement that is not cured within 30 days after written notice to him.

On February 1, 2012, we entered into a Separation Agreement and Release with Mr. Dorph, pursuant to which he ceased serving as Executive Vice President and General Manager, Professional Services but will remain a Deltek employee until June 15, 2012, at which point his secondment and employment will terminate. The Separation Agreement and Release provides that until then, Mr. Dorph will continue to receive salary and bonus payments and expatriate allowances. In addition, on June 15, 2012, Mr. Dorph will receive a lump sum payment of $592,000, a lump sum payment in an amount equal to the greater of (i) the fair market value of 20,000 shares of Deltek common stock on February 1, 2012 or (ii) the fair market value of 20,000 shares of Deltek common stock on April 30, 2012, and payment for any accrued and untaken vacation pay. Deltek will also pay for Mr. Dorph’s repatriation expenses (capped at certain levels) and will assume certain lease payments related to Mr. Dorph’s leased home and automobiles in the United States. As part of the Separation Agreement and Release, Mr. Dorph waived all rights to any severance payments and other benefits upon termination of his employment which were provided in his earlier employment agreements with the Company.

As a condition of his Separation and Release Agreement, Mr. Dorph entered into a non-competition agreement with us. Under the non-competition agreement, Mr. Dorph is bound by obligations of confidentiality during the term of his employment and thereafter. The non-competition agreement also required Mr. Dorph to abide by restrictive covenants relating to non-solicitation and non-competition until May 1, 2013.

Carolyn J. Parent

On March 30, 2011, we entered into a Separation Agreement and Release with Ms. Parent, pursuant to which she resigned as Executive Vice President and General Manager, GovCon, effective April 1, 2011, and agreed to provide transitional services to the Company until April 1, 2012. Under terms of the Separation Agreement and Release, as long as Ms. Parent complied with the terms of the agreement and a related non-competition agreement, she was entitled to payments equivalent to 12 months of her then current salary, nine months of her target bonus, continuation of medical benefits for 12 months at active-employee rates, payment for accrued and untaken vacation pay and outplacement services (capped at a certain level). In addition, Ms. Parent was entitled to continued vesting of her options and restricted stock until April 1, 2012. As part of the Separation Agreement and Release, Ms. Parent waived all rights to any severance payments and other benefits upon termination of her employment which were provided in her earlier employment agreements with the Company.

As a condition of her Separation and Release Agreement, Ms. Parent entered into a non-competition agreement with us. Under the non-competition agreement, Ms. Parent is bound by obligations of confidentiality during the term of her employment and thereafter. The non-competition agreement also required Ms. Parent to abide by restrictive covenants relating to non-solicitation and non-competition until April 1, 2012.

Except as described above, employment for our executive officers is “at will” and for no set term.

Payments Upon Termination or Change in Control

The following table sets forth information concerning the payments that would be received by each named executive officer, with the exception of Ms. Parent, upon a termination of employment (including by reason of death or disability) or a change in control. The table assumes:

•	the termination and/or change in control took place on December 31, 2011; and

•

all options were cancelled in exchange for the right to receive, for each share subject to the option, the excess of $9.82 (the fair market value of our common stock on December 30, 2011, the last trading day in 2011) over the exercise price of the option.

Name	Benefit	Termination Without Cause or for Good Reason		Termination Upon Death or Disability	Termination for Cause	Termination Immediately following a Change in Control Without Cause or for Good Reason		Change in Control
Kevin T. Parker	Severance Payment	$2,565,000		$1,995,000	$—	$2,565,000		$—
	Payment for Equity
	—Vested Equity	$5,831,516		$5,831,516	$1,406,155	$5,831,516		$5,831,516
	—Unvested Equity	—		$4,040,750	—	$4,040,750		$4,040,750
	Continued Medical	$24,516		$24,516	—	$24,516		—

	Total	$8,421,032		$11,891,782	$1,406,155	$12,461,782		$9,872,266

Michael P. Corkery	Severance Payment	$180,000		$—	$—	$840,000		$—
	Payment for Equity
	—Vested Equity	$147,300		$147,300	$147,300	$147,300		$147,300
	—Unvested Equity	—		$932,900	—	$932,900		—
	Continued Medical	$16,344		—	—	$24,516		—

	Total	$343,644		$1,080,200	$147,300	$1,944,716		$147,300

Namita S. Dhallan	Severance Payment	$162,500		$—	$—	$787,500		$—
	Payment for Equity
	—Vested Equity	—		—	—	—		—
	—Unvested Equity	—		$932,900	—	$932,900		—
	Continued Medical	$16,344		—	—	$24,516		—

	Total	$178,844		$932,900	$—	$1,744,916		$—

Hugo Dorph	Severance Payment	$803,646		$180,000	$—	$803,646		$—
	Payment for Equity
	—Vested Equity	—		—	—	—		—
	—Unvested Equity	—		$785,600	—	$785,600		—
	Continued Medical	$20,430		—	—	$20,430		—
	Additional Allowances	$207,774	(1)	—	—	$207,774	(1)	—

	Total	$1,031,850		$965,600	$—	$1,817,450		$—

Garland T. Hall	Severance Payment	$150,000		$—	$—	$675,000		$—
	Payment for Equity
	—Vested Equity	$273,750		$273,750	—	$273,750		$273,750
	—Unvested Equity	—		$1,100,255	—	$1,100,255		—
	Continued Medical	$16,344		—	—	$24,516		—

	Total	$440,094		$1,374,005	$—	$2,073,521		$273,750

(1)	This amount includes approximately $104,595 of anticipated repatriation expenses for Mr. Dorph, approximately $31,767 of living allowance expenses that the Company would provide to Mr. Dorph for 90 days following his termination and approximately $71,412 of expenses for the assumption of car and housing leases, assuming that the Company would be responsible for payments through the terms of such leases.

In addition, Mr. Parker would be entitled to the payments set forth above in the column “Termination Without Cause or for Good Reason” if his employment were terminated by us upon expiration of his term of employment after giving notice that his term would not be extended.

On March 30, 2011, we entered into a Separation Agreement and Release with Ms. Parent, as described above. As of December 31, 2011, Ms. Parent would be entitled to receive $94,086, equal to three months of remaining salary and medical benefits payable to her, provided she remained in compliance with the terms of the Separation Agreement and Release. In addition, as of December 31, 2011, Ms. Parent had vested outstanding equity that would have been valued at $371,820.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liabilities arising from:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of any law;

•	authorizing illegal dividends or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that we will fully indemnify any person who was or is a party, or is threatened to be made a party, or is involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the person is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by the person in connection with the action, suit or proceeding. Delaware law also provides that indemnification permitted under law is not to be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

We are authorized to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have obtained liability insurance for our officers and directors.

Compensation Committee Report

The Compensation Committee oversees Deltek’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Alok Singh (Chair)

Nanci E. Caldwell

Joseph M. Kampf

Compensation of Directors

Compensation for 2011

The following table provides information concerning the compensation paid by us to each of our non-employee directors for 2011.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1)(2)(3)	Option Awards ($) (4)(5)(6)	Total ($)
Nanci E. Caldwell	$60,000	$120,600	$45,368	$225,968
Edward R. Grubb	$50,000	$120,600	$45,368	$215,968
Joseph M. Kampf	$55,000	$120,600	$45,368	$220,968
Steven B. Klinsky	—	—	—	—
Thomas M. Manley	$70,000	$120,600	$45,368	$235,968
Albert A. Notini	$50,000	$120,600	$45,368	$215,968
Janet R. Perna	$55,000	$120,600	$45,368	$220,968
Alok Singh	—	—	—	—

(1)	Reflects the grant date fair value of restricted stock awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.
(2)	In 2011, each of our non-employee directors who is not affiliated with New Mountain Capital received the following restricted stock awards, all of which vest 100% on the one-year anniversary of the restricted stock grant date.

Name	Grant Date	Number of Shares	Grant Date Fair Value ($) (a)
Nanci E. Caldwell	08/16/2011	20,000	$120,600
Edward R. Grubb	08/16/2011	20,000	$120,600
Joseph M. Kampf	08/16/2011	20,000	$120,600
Thomas M. Manley	08/16/2011	20,000	$120,600
Albert A. Notini	08/16/2011	20,000	$120,600
Janet R. Perna	08/16/2011	20,000	$120,600

(a)	Reflects the grant date fair value of restricted stock awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.

(3)	As of December 31, 2011, each of our non-employee directors who is not affiliated with New Mountain Capital had an aggregate of 20,000 shares of restricted stock outstanding.
(4)	Reflects the grant date fair value of option awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.

(5)	In 2011, each of our non-employee directors who is not affiliated with New Mountain Capital received the following options to purchase shares of our common stock, all of which vest 100% on the one-year anniversary of the option grant date.

Name	Grant Date	Number of Shares	Exercise Price Per Share ($)	Grant Date Fair Value ($) (a)
Nanci E. Caldwell	01/03/2011	10,000	$7.38	$45,368
Edward R. Grubb	01/03/2011	10,000	$7.38	$45,368
Joseph M. Kampf	01/03/2011	10,000	$7.38	$45,368
Thomas M. Manley	01/03/2011	10,000	$7.38	$45,368
Albert A. Notini	01/03/2011	10,000	$7.38	$45,368
Janet R. Perna	01/03/2011	10,000	$7.38	$45,368

(a)	Reflects the grant date fair value of option awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.

(6)	As of December 31, 2011, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Nanci E. Caldwell	92,700
Edward R. Grubb	30,000
Joseph M. Kampf	100,735
Steven B. Klinsky	—
Thomas M. Manley	50,000
Albert A. Notini	92,700
Janet R. Perna	86,921
Alok Singh	—

The following table sets forth the outstanding equity awards held by non-employee directors at December 31, 2011:

Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares of Restricted Stock Unvested (#)	Number of Shares of Restricted Stock Vested (#)	Exercise Price ($)	Vesting Schedule
Nanci E. Caldwell	Stock Option	08/02/2005	27,700	0			3.61	25% per year beginning on 08/02/2006
	Stock Option	02/21/2007	20,000	0			13.10	25% per year beginning on 02/21/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 8/16/2012

Edward R. Grubb	Stock Option	05/28/2010	5,000	15,000			7.98	25% per year beginning on 05/28/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Joseph M. Kampf	Stock Option	06/02/2006	37,700	0			9.00	25% per year beginning on 06/02/2007
	Stock Option	12/04/2006	10,535	0			11.48	25% per year beginning on 06/02/2007
	Stock Option	01/19/2007	7,500	0			12.24	25% per year beginning on 01/19/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Thomas M. Manley	Stock Option	08/13/2008	15,000	5,000			7.40	25% per year beginning on 08/13/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Albert A. Notini	Stock Option	08/02/2005	27,700	0			3.61	25% per year beginning on 08/02/2006
	Stock Option	02/21/2007	20,000	0			13.10	25% per year beginning on 02/21/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares of Restricted Stock Unvested (#)	Number of Shares of Restricted Stock Vested (#)	Exercise Price ($)	Vesting Schedule
Janet R. Perna	Stock Option	06/02/2006	28,386	0			9.00	25% per year beginning on 06/02/2007
	Stock Option	12/04/2006	10,535	0			11.48	25% per year beginning on 06/02/2007
	Stock Option	01/19/2007	3,000	0			12.24	25% per year beginning on 01/19/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Standard Director Compensation Arrangements

In 2011, each director who is neither an officer nor an employee of us and is not affiliated with New Mountain Capital will receive an annual retainer of $50,000 and an annual retainer of $5,000 for service on each committee. An annual retainer of $10,000 is payable to the Compensation Committee chair in lieu of the $5,000 committee fee. An annual retainer of $20,000 is payable to the Audit Committee chair in lieu of the $5,000 committee fee. All retainers are paid quarterly and in cash. Our Lead Director, who is a managing director of New Mountain Capital, does not receive a fee for his service as Lead Director.

Equity Compensation

Since 2007, our new non-employee directors who are not affiliated with New Mountain Capital have received an initial grant of 20,000 options that vest 25% per year upon their initial election as directors. In January 2011, our directors received an annual stock option grant of 10,000 options that vest 100% on the first anniversary of the date of grant. Options granted have a per share exercise price equal to the fair value of a share of our common stock underlying our options at the time of grant.

In addition, in August 2011, each director who was neither an officer nor an employee of us and was not affiliated with New Mountain Capital received a special grant of 20,000 shares of restricted stock.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants, rights and shares of restricted stock granted to employees and directors, as well as the number of securities remaining available for future issuance, under Deltek’s equity compensation plans as of December 31, 2011. No warrants or rights have been granted under our equity compensation plans.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (6) (#)
Equity compensation plans approved by security holders (1)	5,786,687	(1)	8.52	(2)	1,604,836	(3)(4)(5)
Equity compensation plans not approved by security holders	—		—		—

Total	5,786,687	(1)	8.52	(2)	1,604,836	(3)(4)(5)

(1)	Includes 3,161,146 securities to be issued upon exercise of outstanding options under the 2005 Plan and 2,625,541 securities to be issued upon exercise of outstanding options under the 2007 Plan as of December 31, 2011. Excludes 4,151,192 restricted shares granted under outstanding stock awards under the 2007 Plan as of December 31, 2011.
(2)	The weighted-average exercise price does not take into account 4,151,192 shares of restricted stock issued under outstanding stock awards under the 2007 Plan, which have no exercise price.
(3)	No further securities could be issued under our 2005 Plan after April 11, 2007.
(4)	Includes 1,604,836 securities remaining available for future issuance as of December 31, 2011 under the 2007 Plan.
(5)	Excludes 538,471 shares available for future issuance as of December 31, 2011 under our ESPP.
(6)	The 2007 Plan provides that the aggregate number of shares reserved and available for grant and issuance is increased on January 1 of each year commencing on January 1, 2009 by 3% of the total number of our shares of common stock outstanding on December 31 of the previous year.

For a description of the 2005 Plan and the 2007 Plan, see “Executive and Director Compensation—Incentive and Benefit Plans.”

RELATED PARTY TRANSACTIONS

Advisory Agreement

On April 22, 2005, we entered into an advisory agreement with New Mountain Capital, L.L.C. (“New Mountain Capital”) pursuant to which New Mountain Capital was engaged to provide management, financial and investment banking services to us on a non-exclusive basis. New Mountain Capital was to receive $500,000 annually as an advisory fee for these services (payable quarterly in advance) and, separately, is entitled to receive a transaction fee, on a transaction by transaction basis, equal to 2% of the transaction value of each significant transaction directly or indirectly involving us or any of our controlled affiliates, including acquisitions, dispositions, mergers or other similar transactions, debt, equity or other financing transactions, public or private offerings of our securities and joint ventures, partnerships and minority investments. In 2007, New Mountain Capital agreed to waive its advisory fee for the third quarter of 2007 and for subsequent quarters. Transaction fees are payable upon the consummation of a transaction with a value of $25 million or more. In connection with the Company’s acquisition of The Washington Management Group, Inc. in March 2011, New Mountain Capital agreed to waive any transaction fee payable for this transaction.

Under the advisory agreement, we are required to pay directly or reimburse New Mountain Capital for its out-of-pocket expenses incurred in connection with the services provided under the agreement. In 2011, we did not pay any amounts for expense reimbursements arising under the advisory agreement.

The advisory agreement terminates when, among other things, the New Mountain Funds cease to beneficially own at least 15% of our outstanding common stock or a change of control occurs, which will generally occur:

•	upon the consolidation, merger or other business combination of us into another person;

•	upon the sale, lease, transfer or other disposition of all or substantially all of our assets;

•

upon any transaction or series of related transactions in which the holders of our voting capital immediately prior to the transaction do not continue to hold more than 40% of the combined voting power of the voting securities of the surviving entity having the power to vote with respect to the election of directors; or

•

when the directors who were members of our Board of Directors at the close of business on April 22, 2005 (or any new director who has been approved by a vote of at least a majority of those directors) cease to constitute a majority of the members of our Board of Directors.

Investor Rights Agreement

On April 22, 2005, we entered into an investor rights agreement with the New Mountain Funds and certain other persons, including the deLaski stockholders, and on August 10, 2007, we amended the investor rights agreement. The investor rights agreement contains a voting agreement that provides, among other things, that the New Mountain Funds and the deLaski stockholders will be entitled to designate a certain number of members of the Board of Directors and that we are required to take the necessary action within our control to cause the designated individuals to be elected as members of our Board of Directors. Further, at each stockholder meeting at which directors are to be elected, the New Mountain Funds, and any assignee of the New Mountain Funds, and the deLaski stockholders are required to take all necessary and desirable action to effect the terms of the voting agreement, including with respect to the election of directors.

Two of our current directors, Messrs. Klinsky and Singh, were appointed by New Mountain Partners and Allegheny New Mountain, and one of our current directors, Mr. Grubb, was appointed by the deLaski stockholders, pursuant to the investor rights agreement. The rights granted in the investor rights agreement to New Mountain Partners, Allegheny New Mountain and the deLaski stockholders to appoint directors are subject to reduction and elimination as the stock ownership percentages of the New Mountain Funds or the deLaski stockholders, as applicable, decline. So long as New Mountain Partners owns a majority of the outstanding shares of our Class A common stock and beneficially owns one-third or more of the outstanding shares of our common stock, it has the right to designate at a least a majority of our Board of Directors, provided that:

•

if the New Mountain Funds (including any transferee of the New Mountain Funds) beneficially own less than one-third, but at least 15% of the outstanding shares of our common stock, New Mountain Partners will be entitled to elect three of the members of our Board of Directors;

•

if the New Mountain Funds (including any transferee of the New Mountain Funds) beneficially own less than 15% but at least 5% of the outstanding shares of our common stock, New Mountain Partners will be entitled to elect two of the members of our Board of Directors; and

•

if the New Mountain Funds (including any transferee of the New Mountain Funds) beneficially own less than 5% of the outstanding shares of our common stock, then so long as the New Mountain Funds beneficially own any shares of our common stock, New Mountain Partners will be entitled to elect at least one member of our Board of Directors.

Notwithstanding the foregoing, as long as New Mountain Partners has the right to designate more than one director, and Allegheny New Mountain owns any shares of our Class A common stock, Allegheny New Mountain has the right to designate one director to our Board of Directors in lieu of the director being designated by New Mountain Partners.

In addition, as long as the deLaski stockholders beneficially own at least 15% of our outstanding common stock, they have the right to designate two members of our Board of Directors. If the deLaski stockholders beneficially own less than 15% but at least 5% of our outstanding common stock, they have the right to designate one member of our Board of Directors. Any members designated by the deLaski stockholders must be reasonably acceptable to the New Mountain Funds.

If any member of our Board of Directors designated by New Mountain Partners, Allegheny New Mountain or the deLaski stockholders ceases to serve as a director for any reason, the resulting vacancy will be filled by the person or entity entitled to designate the director (provided that the person or entity still has the right to designate a director as described above). In addition, the New Mountain Funds and the deLaski stockholders will not vote in favor of the removal of any designated director unless the person or entity having the right to designate the director to our Board of Directors recommends his or her removal. In such case, the New Mountain Funds and the deLaski stockholders are required to vote in favor of the director’s removal.

The voting agreement with respect to the election of directors and vacancies and removals of directors requires that our certificate of incorporation and bylaws provide for indemnification of, advancement of expenses to and limitation of personal liability to the directors of our Board of Directors. Under this agreement, we are not permitted to amend, repeal or modify in a manner adverse to our directors any provision of our certificate of incorporation until at least six years following the date that New Mountain Partners, Allegheny New Mountain and the deLaski stockholders are no longer entitled to designate directors to our Board of Directors.

Under the investor rights agreement, the prior written consent of the New Mountain Funds is required upon the occurrence of certain events. We cannot, without the prior written consent of the New Mountain Funds, take certain actions, including actions to:

•	consolidate or merge with any other person, sell or transfer all or substantially all of our assets to another person or enter into any other similar business combination transaction;

•

enter into any transaction with any stockholder holding more than 1% of our outstanding common stock, director, officer or employee unless the transaction is determined by a majority of our Board of Directors to be fair and reasonable and is approved by a majority of disinterested directors;

•	change significantly the scope or nature of our business;

•

incur indebtedness of more than $10 million (other than indebtedness incurred under our current credit agreement as in effect on April 22, 2005 or under any amendment to, or refinancing of, our credit agreement, provided that the prior consent of the New Mountain Funds to any amendment or refinancing is obtained);

•	sell, lease, transfer or otherwise dispose of any asset or group of assets with a book value or fair market value of $10 million or more;

•	purchase, acquire or obtain any capital shares or other proprietary interest in any entity or related entity;

•	purchase, acquire or obtain any business or assets of another person having a value in excess of $5 million;

•	pay or declare a dividend or distribution on any shares of our capital stock (other than dividends on our common stock payable in additional shares of common stock);

•

issue, sell, offer for sale or solicit offers to buy any shares of our common stock or any convertible or non-convertible securities other than granting of options under our stock option plan, which grants have been approved by our Board of Directors (or a Board of Directors committee) inclusive of at least one director appointed by the New Mountain Funds or pursuant to a stock dividend or upon any stock split or other subdivision or combination of shares of our capital stock;

•	increase the number of directors of our Board of Directors to more than eight directors;

•	amend, repeal or change any provision of our certificate of incorporation or bylaws in any manner adverse to the New Mountain Funds or any assignee of the New Mountain Funds;

•	become a party to any agreement which restricts our ability to perform the investor rights agreement or the shareholders’ agreement;

•	change our independent auditors (other than to a “Big 4” accounting firm);

•

grant any severance or termination pay to any of our executive officers except payments made pursuant to pre-existing written agreements, in the ordinary course of business consistent with past practice or as determined by counsel to be required by law;

•	enter into, amend or modify any contract that would purport to apply to the New Mountain Funds;

•	remove, replace or establish the level of compensation payable to any of our executive officers, except in the ordinary course of business consistent with past practice; and

•	agree or otherwise commit to do any of the foregoing (unless the commitment is conditioned on obtaining the approval of the New Mountain Funds).

The prior written consent of the deLaski stockholders is required to amend, repeal or change any provision of the advisory agreement, described below, and to enter into any transaction with any stockholder holding more than 1% of our common stock, any director, officer or employee of the Company, or any affiliate of the foregoing unless the transaction is determined to be fair and reasonable and is either approved by a majority of the disinterested members of the Board of Directors or is on terms at least as favorable to us as the terms that would be available from an independent third party on an arm’s-length basis.

The approval rights of the New Mountain Funds under the investor rights agreement terminate when the New Mountain Funds and any assignee of the New Mountain Funds beneficially owns less than 15% of the shares of our outstanding common stock. The deLaski approval rights terminate at the time the number of shares beneficially owned by the deLaski stockholders constitutes less than 52.8% of the number of shares of common stock owned by them on April 22, 2005.

The investor rights agreement provides certain registration rights which, among other things:

•

allow the New Mountain Funds and any assignee of the New Mountain Funds to require that we effect the registration under the Securities Act of 1933 of all or a part of the shares of our common stock held by them up to four times;

•

allow the New Mountain Funds and any assignee of the New Mountain Funds the right to include certain shares of our common stock held by them in any registration statement filed by us with respect to any offering of our equity securities; and

•

restrict our ability to grant a holder or prospective holder of our securities demand or incidental registration rights, unless the rights are subordinate to the rights granted to the New Mountain Funds and any assignee of the New Mountain Funds.

The investor rights agreement contains indemnification provisions in favor of the stockholders that are party to the agreement and each control person of the stockholders against any losses arising out of the registration of our securities. We will reimburse these persons for any reasonable legal or other fees or expenses incurred in connection with investigating or defending any loss. We will not be liable to any of these persons if the loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to us by or on behalf of the person.

Shareholders’ Agreements

The following stockholders have been required to execute a shareholders’ agreement with respect to the shares of our common stock held by them:

•	stockholders who purchased shares from us prior to our initial public offering, including stockholders who were or are our directors, officers or employees;

•	stockholders who acquired shares pursuant to our 2005 Plan; and

•	stockholders who acquired shares pursuant to our 2007 Plan and were “covered persons” as described below.

We refer to these agreements collectively as the “shareholders’ agreements.” Shares of our common stock acquired pursuant to the ESPP are not subject to the shareholders’ agreements, and certain provisions under the shareholders’ agreements have been waived, as described in more detail below.

Under the shareholders’ agreements, stockholders who hold shares of our common stock immediately prior to our initial public offering and stockholders who held shares of our common stock acquired pursuant to the exercise of options acquired under our 2005 Plan were prohibited from selling, transferring, assigning or otherwise disposing of the shares of our common stock held by them, except for certain permitted transfers to family members and entities related to the stockholder or family member. As described below, these provisions have been waived in order to permit our directors, officers and employees as well as the deLaski stockholders to sell our common stock prior to a contemporaneous sale by the New Mountain Funds.

“Tag Along” Rights: Under the shareholders’ agreements, each stockholder party to the agreement may participate proportionately in any private sale or public offering of common stock by the New Mountain Funds of their shares of our common stock. Each stockholder may sell in the private sale or public offering up to the same percentage of the stockholder’s shares of our common stock as the New Mountain Funds sell in the private sale or public offering, determined based on the aggregate number of shares of common stock owned and the aggregate number of shares of common stock being sold by the New Mountain Funds (assuming conversion, exchange or exercise of all convertible securities held by the New Mountain Funds and the stockholders, including vested and unvested options). If the number of shares which a stockholder is entitled to sell exceeds the number of shares of common stock held by the stockholder, any options held by the stockholder (including unvested options) may be exercised to the extent of the excess. A stockholder may choose any combination of shares and options (if vested) in determining the securities the stockholder will sell in the public or private offering. Any unvested options may only be exercised to the extent there is an amount of securities that such stockholder may sell that has not been covered by shares or vested options. In lieu of permitting the stockholder to exercise any vested or unvested options to enable a stockholder to participate in the public offering of shares owned by the New Mountain Funds, we may, at our option, cause the options and the shares underlying the options to be registered, thereby permitting the stockholder to sell these shares at a later date.

“Drag Along” Sale Requirements: The shareholders’ agreements, as amended, also provided that if a stockholder party to the shareholders’ agreements was a “covered person” and if the New Mountain Funds propose to sell all or any portion of their shares of common stock in a bona fide arm’s-length transaction (by merger or otherwise) or if we propose to sell or otherwise transfer for value all or substantially all of our stock, assets or business:

•

the New Mountain Funds, at their option, could require in the case of a sale of stock by them, that each covered person (as defined in the shareholders’ agreements) sell their shares proportionate to the New Mountain Funds and waive any appraisal rights in connection with the sale transaction; and

•

if stockholder approval of the transaction was required and our stockholders were entitled to vote on the transaction, each covered person was required to vote all of their shares in favor of the transaction.

For purposes of the shareholders’ agreements, “covered person” included:

•	each of our current or former executive officers;

•	any other current or former officer who is or was employed by us at the Senior Vice President level or higher; or

•	any other stockholder who beneficially owns at least 100,000 shares of our common stock (including shares owned by any permitted transferee under the shareholders’ agreements).

The sale of shares of our common stock by the covered persons upon exercise by the New Mountain Funds of these rights would be for the same per share consideration and on substantially the same terms and conditions as the sale of shares owned by the New Mountain Funds. The consideration may be adjusted, as needed, if the covered persons and the New Mountain Funds were selling different types of capital stock, except that there would be no adjustment in the consideration per share if the New Mountain Funds are also selling their shares of Class A common stock. If the consideration consists of securities and the sale would require either a registration statement under the Securities Act or the preparation of a disclosure statement pursuant to Regulation D under the Securities Act (or similar provision under state securities laws) and the registration statement or disclosure statement is not otherwise being prepared, then, at the option of the New Mountain Funds, the covered persons could receive, in lieu of securities, the fair market value of the securities in cash.

On August 6, 2009, we and the New Mountain Funds waived the selling restrictions imposed by the shareholders’ agreements for all employees other than our Chief Executive Officer. On October 30, 2009, we and the New Mountain Funds waived the “drag-along” sale requirements disclosed above imposed by our initial shareholders’ agreement for all employees other than our Chief Executive Officer. On December 15, 2009, we and the New Mountain Funds executed waivers that (i) waived the selling restrictions and the “drag-along” sale requirements imposed by the shareholders’ agreements on our Chief Executive Officer and the trust to which our Chief Executive Officer has previously contributed shares of our common stock, (ii) waived the “drag-along” sale requirements imposed by the shareholders’ agreements entered into pursuant to our 2007 Plan for all officers of the Company and for Nanci Caldwell, Joseph Kampf, Thomas Manley, Albert Notini and Janet Perna, each of whom are directors of the Company, and (iii) waived the selling restrictions and the “drag-along” sale requirements imposed by the director shareholders’ agreements to which Ms. Caldwell, Mr. Kampf, Mr. Notini and Ms. Perna are parties. In addition, on October 1, 2010, we and the New Mountain Funds waived certain selling restrictions imposed by the shareholders’ agreement on each of the deLaski stockholders. Under the terms of this waiver, no more than 50,000 shares may be sold in the aggregate by the deLaski stockholders in a single day, and no more than 150,000 shares may be sold in the aggregate by the deLaski stockholders in a single week, except for block trades that occur at prices that are within 10% of the most recent market trade. All other terms of the shareholders’ agreement for the deLaski stockholders remain in full force and effect.

Repurchase Rights Upon Termination: The shareholders’ agreements (other than those agreements entered into by our directors or by stockholders who have acquired shares through the exercise of options granted under our 2007 Plan) provides that, upon termination of an employee stockholder’s employment (other than Mr. Parker’s employment, whose rights under his joinder agreement are described below), we have the right to purchase for a period of six months all or any portion of the shares of our common stock held by the employee or acquired by the employee after the date of termination upon the exercise of any stock options held by the employee. If the employee was terminated by us for cause, the purchase price per share of the employee’s common stock would be equal to the lesser of 90% of the stockholder’s cost of their shares of common stock and the fair market value of the stockholder’s common stock. If an employee was terminated by us for any reason other than cause or if the employee’s employment with us terminated by reason of death, permanent disability or adjudicated incompetency, the purchase price per share of the employee’s common stock would be equal to the fair market value of the stockholder’s common stock. The fair market value of any shares repurchased by us would equal the average of the daily closing prices of our common stock on the 20 consecutive trading days immediately prior to the employee’s termination or, if the shares were not publicly listed or traded, would be determined by our Board of Directors in good faith.

Prohibited Activities: The shareholders’ agreements prohibit stockholders party to the agreement (other than those agreements entered into by our directors or by stockholders who have acquired shares through the exercise of options granted under our 2007 Plan) from engaging in certain prohibited activities. Under the shareholders’ agreements, these stockholders may not:

•

disclose or furnish to any other person confidential or proprietary information, defined as any non-public information acquired in the course of the stockholder’s employment with us, if applicable, that is reasonably likely to have competitive value to us, any of our affiliates or any competitor, excluding information that has become public other than as a result of breach by the stockholder of the shareholders’ agreements; or

•	directly or indirectly solicit for employment any of our employees or employees of any of our affiliates (in the case of employee stockholders only).

We can purchase all or any portion of the shares of our common stock then held by a stockholder who is party to the shareholders’ agreements if:

•	a stockholder engaged in any of the prohibited activities described above (if applicable);

•

an employee stockholder at any time prior to the second anniversary of the employee’s termination, owned, managed or was employed by any of our competitors or was a competitor of the Company in an individual capacity or engaged in any other competitive activity (including breaching any non-competition obligations under any non-competition agreement or employee agreement to which the stockholder is a party); or

•	a stockholder was convicted of a felony against us or any of our affiliates.

If we exercised this right, the purchase price per share of the stockholder’s common stock would be equal to the lesser of 90% of the stockholder’s cost of their shares of common stock and the fair market value of the stockholder’s common stock.

Under the shareholders’ agreements, from and after the date the New Mountain Funds and any assignee of the New Mountain Funds ceases to beneficially own shares of our common stock representing at least 15% of the total number of votes that may be cast in the general election of directors of the Company:

•

all other provisions of the agreements regarding the rights and restrictions on our common stock terminate, including the repurchase provisions upon termination of employment or in the event of certain prohibited activities (applicable to all stockholders party to the agreement other than director stockholders);

•

any shares of common stock owned by current stockholders or holders of shares acquired upon exercise of options granted under our 2005 Plan may be sold, transferred or assigned free of the restrictions contained in the agreements applicable to them; and

•

the stockholders party to the agreements will not be entitled to any of the rights contained in the agreements, except for those rights of current stockholders or holders of shares acquired upon exercise of options granted under our 2005 Plan relating to their participation in private sales and public offerings by the New Mountain Funds.

Kevin T. Parker Joinder Agreement to Shareholders’ Agreement

Under Mr. Parker’s joinder agreement, if Mr. Parker’s employment is terminated, the period in which we are able to purchase shares of common stock owned by him is limited to two months after his termination (as opposed to six months for all other employees). In addition, in determining the purchase price for the shares of common stock owned by Mr. Parker, the fair market value of the shares of common stock owned by him will equal the average of the daily closing prices of our common stock on the 20 consecutive trading days immediately prior to his termination or, if the shares are not publicly listed or traded, will be determined by the mutual agreement of us and Mr. Parker or, in the absence of mutual agreement, by an investment banker or other third party valuation firm (or, in the absence of mutual agreement, by the American Arbitration Association). Under Mr. Parker’s employment agreement, we are required to maintain an effective registration statement covering the resale of shares purchased by Mr. Parker or ensure that we satisfy the requirements of Rule 144 of the Securities Act so that Rule 144 is available for Mr. Parker to sell his shares.

Employment Arrangements with Executive Officers

In December 2010, we entered into an executive secondment agreement with Claus Thorsgaard, our Executive Vice President and General Manager, Professional Services. Mr. Thorsgaard’s secondment commenced on December 1, 2010 and will continue through December 31, 2012. During the term of his secondment with us, Mr. Thorsgaard’s service agreement with Deltek Danmark A/S (formerly Maconomy A/S) is suspended. Mr. Thorsgaard’s secondment agreement provides that Deltek will pay him an annual base salary of Danish Krone (“DKK”) 1,640,450 and a target annual bonus of DKK 1,005,550, which will be payable in U.S. dollars. The performance-based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The minimum quarterly bonus for the first two quarters under Mr. Thorsgaard’s secondment agreement was guaranteed to be 100% of his target payout. Mr. Thorsgaard will also receive a Company-paid pension contribution equivalent to 10% of his base salary and any individual bonus paid to him during the term of his secondment. In addition, Mr. Thorsgaard will receive certain other benefits, including relocation assistance, that are typical for foreign executives seconded to the United States. Mr. Thorsgaard’s employment with us is at will. If his secondment is terminated by him or by us or at the expiration of the term of his secondment, Mr. Thorsgaard’s employment with Deltek Danmark A/S will resume. If both Mr. Thorsgaard’s secondment and his employment with Deltek Danmark A/S are terminated by us without cause, Mr. Thorsgaard will be entitled to 90 days’ notice under his secondment agreement and an additional 12 months’ notice pay consistent with the terms of his Danish service agreement.

In January 2011, we entered into an employment letter agreement with Catherine P. Morales, our Executive Vice President and General Manager, Information Solutions. Ms. Morales’ employment agreement provides that

Deltek will pay her an annual base salary of $310,000 and a target annual bonus of $140,000. The performance- based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The quarterly bonus for the first two quarters after Ms. Morales’ start date was guaranteed to be 100% of her target payout. In connection with the commencement of her employment with us, Ms. Morales received 60,000 shares of our restricted common stock, which vest in 25% increments annually over four years. She is also entitled to participate in our standard benefit plans and programs for employees. Ms. Morales’ employment agreement has no set term, and employment under it is at will.

In July 2011, we entered into an employment letter agreement with Thomas Mazich, our Executive Vice President and General Manager, GovCon. Mr. Mazich’s employment agreement provides that Deltek will pay him an annual base salary of $325,000 and a target annual bonus of $175,000. The performance-based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The minimum quarterly bonus for the first two quarters after Mr. Mazich’s start date was guaranteed to be 100% of his target payout. In connection with the commencement of his employment with us, Mr. Mazich received 60,000 shares of our restricted common stock, which vest in 25% increments annually over four years. He is also entitled to participate in our standard benefit plans and programs for employees. Mr. Mazich’s employment agreement has no set term, and employment under it is at will.

For a description of Mr. Dorph’s Separation Agreement and Release, see “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control—Hugo Dorph.”

For a description of Ms. Parent’s Separation Agreement and Release, see “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control—Carolyn J. Parent.”

Stock Repurchase from deLaski Stockholders

In December 2011, as part of the Company’s publicly-announced stock repurchase program, the Company purchased 1,100,000 shares of Company common stock in a private transaction with entities that are controlled by certain of the deLaski stockholders (the founders of our Company who remain 5% holders of our common stock), for a total cost of $8.6 million.

Policies and Procedures for Review and Approval of Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy for the review, approval or ratification of related person transactions in accordance with applicable rules and regulations of the SEC and NASDAQ. Under this policy, related person transactions, which are defined for purposes of the policy as any transaction in which we are a participant and any of our directors, nominees for director, executive officers, employees, stockholders holding more than five percent of our common stock or members of their immediate families (other than immediate family members of employees who are not executive officers) have a direct or indirect interest, must be reviewed and approved or ratified.

The policy provides that management must bring to the Audit Committee for review and approval each proposed related person transaction in which the amount involved exceeds $25,000 (other than related person transactions involving compensation matters or employees who are not executive officers). After appropriate review, the Audit Committee will approve a related person transaction if it is in the best interests of us and our stockholders. Management must also bring to the Audit Committee for its review and approval any proposed material modification to any previously approved related person transaction. If it is not practical for the Audit Committee to review in advance a particular related person transaction or material modification, management must bring to the Audit Committee for its ratification the related person transaction or modification and make those changes as the Audit Committee may require. Related person transactions with employees that are not executive officers and related person transactions with other related persons in which the amount involved is less than $25,000 are required to be approved by our general counsel or his designee.

All related person transactions involving compensation matters relating to a director, nominee for director or executive officer will be approved by the Compensation Committee and, as necessary, any independent subcommittee of the Compensation Committee.

Loans or advances to employees are generally prohibited under the policy and must be approved by the Chief Executive Officer and otherwise be made in accordance with the policy and applicable laws or regulations, including those of the SEC and NASDAQ. In addition, we are prohibited from hiring as employees any immediate family member of our directors or executive officers.

Under the policy, no further approvals are required for any of our obligations arising under existing agreements at the time of our initial public offering. In addition, related person transactions with New Mountain Capital or its affiliates, the deLaski stockholders or any of our directors or executive officers resulting from the agreements entered into in connection with our recapitalization (including, without limitation, by virtue of the joinder of a related person to, or execution by a related person of, these agreements subsequent to the recapitalization) are not considered related person transactions requiring review and approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC and provide us with copies. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from Deltek’s records. Based on information available to us, and written representations from certain of our executive officers and directors, we believe that all applicable Section 16(a) filing requirements were met except that, due to an administrative error on the part of our employees preparing these reports, a report on Form 4 relating to the surrender of 644 shares of vested restricted stock and the grant of 8,000 shares of restricted stock by Mr. Krone was filed one day late during the 2011 fiscal year.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Deltek’s common stock (as of March 15, 2012, unless otherwise indicated) for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our named executive officers; and

•	all directors, director nominees and current executive officers of Deltek as a group.

Each of our stockholders who was a stockholder prior to our initial public offering is a party to a shareholders’ agreement with us. Pursuant to these agreements if, among other things, the New Mountain Funds propose to sell all, or any portion of their shares of our common stock in a transaction and if stockholder approval is required for the transactions, certain of our stockholders are required to vote their shares of our common stock in favor of the transaction. There is also an investor rights agreement among certain stockholders listed below requiring them to vote for director nominees nominated by the New Mountain Funds and by the deLaski stockholders under certain circumstances. Accordingly, certain of these persons may be deemed to be members of a group, and, as of March 15, 2012, the New Mountain Funds would be deemed to beneficially own all of the shares of common stock beneficially held by these persons for purposes of Section 13 of the Exchange Act, or approximately 44,310,790 shares of common stock (approximately 64.2% of the dispositive power of our common stock). The table below represents the number of shares owned by each disclosed stockholder but without taking into account that certain stockholders may be part of a group under the shareholders’ agreements.

For a description of the shareholder and investor rights agreements and any other material relationships with the New Mountain Funds, see “Related Party Transactions.”

	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders, Directors and Officers (1) 5% Stockholders:
New Mountain Partners II, L.P. (3)(4)	37,318,811	54.1%
New Mountain Affiliated Investors II, L.P. (3)(4)	648,306	*
Allegheny New Mountain Partners, L.P. (3)(4)	2,877,257	4.2%
Kenneth E. deLaski (5)	3,044,491	4.4%
Brown Brothers Harriman and Co. (6)	9,536,792	13.8%
Non-Employee Directors:
Nanci E. Caldwell (7)	153,677	*
Edward R. Grubb (8)	354,420	*
Joseph M. Kampf (9)	179,730	*
Steven B. Klinsky (3)(4)	40,844,374	59.2%
Thomas M. Manley (10)	82,330	*
Albert A. Notini (11)	140,342	*
Janet R. Perna (12)	130,361	*
Alok Singh (3)(4)	—	—
Named Executive Officers:
Kevin T. Parker (13)	2,123,581	3.0%
Michael P. Corkery	190,736	*
Namita S. Dhallan	150,191	*
Hugo Dorph	73,560	*
Garland T. Hall (14)	229,924	*
Carolyn J. Parent (15)	362,307	*
All directors and current executive officers as a group (20 persons) (16)	5,181,169	7.3%

*	Represents less than 1% of total shares issued and outstanding.

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Deltek, Inc., 2291 Wood Oak Drive, Herndon, Virginia 20171.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 15, 2012, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 68,989,020 shares of common stock outstanding on March 15, 2012.
(3)

The general partner of each of New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. is New Mountain Investments II, L.L.C., a Delaware limited liability company, and the manager of each of the New Mountain Funds is New Mountain Capital, L.L.C., a Delaware limited liability company. Steven B. Klinsky is the managing member of, and Alok Singh is a member of, New Mountain Investments II, L.L.C., and Mr. Klinsky is the sole member and Chief Executive Officer of, and Mr. Singh is a managing director of New Mountain Capital, L.L.C. New Mountain Investments II, L.L.C. has decision making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Funds. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Funds. Mr. Klinsky, as the managing member of New Mountain Investments II, L.L.C., has voting and investment power over the shares held by New Mountain Investments II, L.L.C. Because New Mountain Investments II, L.L.C. has decision making power over the New Mountain Funds, and New Mountain Capital, L.L.C. has voting power over the shares of portfolio investments of the New Mountain Funds, Mr. Klinsky may be deemed to beneficially own the shares that the funds hold of record or may be deemed to beneficially own. Messrs. Klinsky and Singh, New Mountain Partners II, L.L.C. and New Mountain Capital, L.L.C. expressly disclaim beneficial ownership of these shares. The address of each of the foregoing is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th Floor, New York, New York 10019.

(4)	New Mountain Partners, New Mountain Affiliated and Allegheny New Mountain collectively own all of the issued and outstanding shares of our Class A common stock.
(5)	Shares beneficially owned by Mr. deLaski include (i) shares held by a trust of which he is the beneficiary and (ii) shares held by the Vibrant Village Foundation, of which Mr. deLaski is the sole stockholder. Mr. deLaski exercises voting and/or dispositive power over these shares. Mr. deLaski is our former Chief Executive Officer and a former director of the Company.
(6)	Beneficial ownership is based on a Schedule 13G that was filed on February 3, 2012, with the SEC by Brown Brothers Harriman & Co., 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch. Brown Brothers Harriman and Co. beneficially owns 9,536,792 shares of common stock, for which it has shared voting and dispositive power as to all 9,536,792 shares. 1818 Masters Partners, Ltd. beneficially owns 9,536,792 shares of common stock, for which it has shared voting and dispositive power as to all 9,536,792 shares. Richard H. Witmer beneficially owns 9,536,792 shares of common stock, for which he has sole voting and dispositive power as to 133,772 shares and shared voting and dispositive power as to 9,403,020 shares. Timothy E. Hartch beneficially owns 9,403,020 shares of common stock, for which he has shared voting and dispositive power. Brown Brothers Harriman & Co., through Richard H. Witmer and Timothy E. Hartch, has voting power (including the power to vote or to direct the vote) and investment power (including the power to dispose or to direct the disposition) with respect to all investments of 1818 Masters Partners, Ltd. The address of Brown Brothers Harriman & Co. on behalf of itself and 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch is 140 Broadway, New York, New York 10005.
(7)	Includes options to acquire 92,700 shares of our common stock which are exercisable within 60 days of March 15, 2012. Ms. Caldwell is a member of our Board of Directors.
(8)

Includes options to acquire 15,000 shares of our common stock which are exercisable within 60 days of March 15, 2012, 81,760 shares held jointly by Mr. Grubb and his wife, Kathleen deLaski, 40,000 shares held in Ms. deLaski’s name alone and 185,330 shares held by trusts for the benefit of certain deLaski family members. Ms. deLaski, as trustee over these trusts, exercises voting and/or dispositive power over these shares. Ms. deLaski is a former member of our Board of Directors and is the sister of Kenneth E. deLaski and daughter of Donald deLaski. Mr. Grubb is a member of our Board of Directors.
(9)	Includes options to acquire 100,735 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Kampf is a member of our Board of Directors.
(10)	Includes options to acquire 50,000 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Manley is a member of our Board of Directors.
(11)	Includes options to acquire 92,700 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Notini is a member of our Board of Directors.
(12)	Includes options to acquire 86,921 shares of our common stock which are exercisable within 60 days of March 15, 2012. Ms. Perna is a member of our Board of Directors.
(13)	Includes 78,947 shares held by the Kevin T. Parker Family Trust (2007). Mr. Parker’s spouse is the trustee of this trust. Also includes options to acquire 1,261,960 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Parker is Chairman of the Board, President and Chief Executive Officer of Deltek.
(14)	Includes options to acquire 75,000 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Hall is the Executive Vice President, Customer Care of Deltek.
(15)	Includes options to acquire 241,332 shares of our common stock which are exercisable within 60 days of March 15, 2012. Ms. Parent was our Executive Vice President and General Manager, GovCon prior to her resignation effective April 1, 2011.
(16)	Includes options to acquire 2,172,540 shares of our common stock which are exercisable within 60 days of March 15, 2012. Excludes shares held of record by the New Mountain Funds. See footnote 3 above. Therefore, these shares are counted only once in the total shares beneficially owned by all directors and executive officers as a group.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Deltek’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Deltek is responsible for establishing and maintaining internal controls and for preparing Deltek’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Deltek’s management and with Deloitte & Touche LLP, Deltek’s independent registered public accounting firm;

•

Discussed with Deloitte & Touche LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed Deloitte & Touche LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Deltek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Thomas M. Manley (Chair)

Nanci E. Caldwell

Janet R. Perna

OTHER MATTERS

Deltek knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxy holders, David Schwiesow and Salman Ahmad, or either of them, intend to vote on those matters in accordance with their best judgment as to the best interests of the Company.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by Internet or by telephone as instructed in the proxy materials or request, execute and return, within the time period specified in the proxy materials, a proxy card.

THE BOARD OF DIRECTORS

Herndon, Virginia
April 5, 2012

Deltek

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on May 24, 2012. Voting instructions for participants in the Deltek, Inc. ESPP and 2007 Stock Plan must be received by 12:00 a.m. Eastern Time on May 22, 2012.

Vote by Internet

Go to www.envisionreports.com/PROJ

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain

01 - Nanci E. Caldwell 02 - Edward R. Grubb 03 - Joseph M. Kampf

04 - Steven B. Klinsky 05 - Thomas M. Manley 06 - Albert A. Notini

07 - Kevin T. Parker 08 - Janet R. Perna 09 - Alok Singh

For Against Abstain

2. To ratify the appointment of Deloitte & Touche LLP as Deltek’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

To transact such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign this proxy exactly as your name appears above. Joint owners must each sign personally. Trustees and other fiduciaries must indicate the capacity in which they sign. If a corporation or partnership, this signature must be that of an authorized officer who must state his or her title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Deltek

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Proxy — Deltek, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders – May 24, 2012

Those signing on the reverse side, revoking any prior proxies, hereby appoint David Schwiesow and Salman Ahmad, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2012 Annual Meeting of Stockholders of Deltek, Inc. and any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters that may properly come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the Undersigned Stockholder(s). If no other indication is made, the Proxies shall vote “FOR” Proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE